UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Axesstel, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a 6(i)(4) and 0 11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0 11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AXESSTEL, INC.

6815 Flanders Drive, Suite 210

San Diego, CA 92121

(858) 625-2100

May 16, 2005

Dear Fellow Stockholder:

I am pleased to extend this invitation to attend Axesstel, Inc.’s 2005 Annual Meeting of Stockholders. We will hold the meeting on Thursday, June 16, 2005 at 8:00 a.m., local time, in the Coronado Room of the San Diego Marriott (Del Mar) Hotel, 11966 El Camino Real, San Diego, CA 92130.

Details regarding the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting and Proxy Statement. Also enclosed is a copy of our 2004 Annual Report on Form 10-KSB which includes our audited financial statements and information about our operations, markets and products.

Your vote is important to us. Whether you plan to attend the Annual Meeting or not, I urge you to vote as soon as possible to ensure that your shares are represented. Instructions on the proxy form explain how you may vote over the Internet or by returning your proxy by mail. If you decide to attend the meeting, you may, of course, revoke your proxy and cast your vote personally.

Thank you for your ongoing support of Axesstel. We look forward to seeing you at our Annual Meeting.

Sincerely,

Mike H.P. Kwon

Chairman and Chief Executive Officer

AXESSTEL, INC.

6815 Flanders Drive, Suite 210

San Diego, CA 92121

(858) 625-2100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2005

TO THE STOCKHOLDERS OF AXESSTEL, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AXESSTEL, INC., a Nevada corporation, will be held on Thursday, June 16, 2005 at 8 a.m. local time at The San Diego Marriott (Del Mar), 11966 El Camino Real, San Diego, CA 92130. At the meeting you will be asked:

1. To approve an amendment to our bylaws to classify our board of directors into three classes of directors with staggered three-year terms of office and an amendment to our articles of incorporation to set the minimum number of directors on our board to three and the maximum number to fifteen.

2. To elect nine directors to our board of directors to serve for terms of one, two or three years for Class I, II and III, respectively, or until their successors are elected and qualified if Proposal One is approved, or to elect the same persons as directors for a term of one year if Proposal One is not approved.

3. To ratify the selection of Gumbiner Savett Inc. as the independent registered public accounting firm of our company for the year ending December 31, 2005.

4. To amend our articles of incorporation to increase the authorized shares of our capital stock from 50,000,000 shares to 75,000,000 shares, and to authorize the issuance of up to 25,000,000 shares of “blank check” preferred stock.

5. To approve an amendment to our bylaws to prevent stockholders from acting by a written consent in lieu of a meeting.

6. To approve an amendment to our bylaws to provide that special meetings of the stockholders may be called only by our Chief Executive Officer, our President or our Secretary or by resolution of our board of directors.

7. To amend our articles of incorporation to make various non-substantive changes and clarifications.

8. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The board of directors has fixed the close of business on April 29, 2005, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Mike H.P. Kwon

Chairman of the Board

San Diego, California

May 16, 2005

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. YOU MAY VOTE BY USING THE INTERNET AS INSTRUCTED ON THE PROXY CARD, OR BY COMPLETING, SIGNING AND DATING THE PROXY CARD AND RETURNING IT IN THE ENCLOSED ENVELOPE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

AXESSTEL, INC.

6815 Flanders Drive, Suite 210

San Diego, CA 92121

(858) 625-2100

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held June 16, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited to the holders of common stock on behalf of the board of directors of Axesstel, Inc., a Nevada corporation, for use at the Annual Meeting of Stockholders to be held on June 16, 2005, at 8 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The San Diego Marriott (Del Mar), 11966 El Camino Real, San Diego, CA 92130. We intend to mail this Proxy Statement, the accompanying proxy card and Notice of Annual Meeting on or about May 16, 2005 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the accompanying proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of our company. No additional compensation will be paid to directors, officers or other regular employees for such services. We have also retained MacKenzie Partners, Inc. (“MacKenzie”) to solicit proxies at a cost of approximately $10,000, plus certain out-of-pocket expenses. If we request MacKenzie to perform additional services, MacKenzie will bill us at its usual rate.

If you properly cast your vote, either by using the Internet or by executing and returning the enclosed proxy card, and your vote is not subsequently revoked, your vote will be voted in accordance with your instructions. If you execute the enclosed proxy card but do not give instructions, your proxy will be voted in accordance with the recommendations of the board of directors, as follows: FOR the classification of our board of directors in our bylaws and setting the minimum and maximum number of directors in our articles of incorporation, FOR the election of the nominees for directors named below, FOR the ratification of the selection of Gumbiner Savett Inc. as our independent registered public accounting firm for our fiscal year ending December 31, 2005, FOR the amendment to our articles of incorporation to authorize the issuance of 25,000,000 new shares of “blank check” preferred stock, FOR the amendment to our bylaws to prevent stockholder action by written consent, FOR the amendment to our bylaws to change who may call special meetings of the stockholders, FOR the various non-substantive amendments to our articles of incorporation, and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual Meeting.

VOTING RIGHTS, QUORUM AND OUTSTANDING SHARES

We have designated a record date of April 29, 2005 for the Annual Meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. Each holder of record of our common stock, par value $0.0001 per share, as of the close of business on the record date will be entitled to one vote for each share of common stock held of record. At the close of business on the record date 22,034,912 shares of our common stock were outstanding, each of which is entitled to vote.

Quorum will be established at the Annual Meeting if holders of a majority of our outstanding shares are present in person or represented by proxy (whether or not limited), and once established will not be broken by the withdrawal of any holders from the meeting. Abstentions and broker non-votes (i.e., shares of common stock held by a broker or nominee that are represented at the meeting, but that the broker or nominee is not empowered to vote on a specific proposal) will be counted in determining whether a quorum is present at the meeting.

Directors will be elected by a plurality of votes cast by shares present or represented at the meeting. Abstentions will have no impact on the election of directors. The proposals to (i) approve the classification of our board of directors, (ii) ratify the appointment of our independent auditors, (iii) approve the amendment to our bylaws to prevent stockholder action by written consent, and (iv) approve the amendment to our bylaws to change who may call special meetings of the stockholders, must be approved by a number of votes exceeding the number of votes cast in opposition to such proposals. Abstentions and broker non-votes are not counted as votes for or against these proposals. The proposals to amend our articles of incorporation to (i) set the minimum and maximum number of directors, (ii) authorize the issuance of 25,000,000 new shares of “blank check” preferred stock, and (iii) make various non-substantive changes, must be approved by a majority of votes of all outstanding shares. Abstentions and broker non-votes are not counted as votes for or against these proposals, but have the same effect as votes cast in opposition of the proposals, as the affirmative vote of a majority of outstanding shares is required to approve these proposals.

All votes will be tabulated by Transfer Online Inc., our transfer agent, or by the inspector of election appointed for the meeting. Affirmative and negative votes, abstentions and broker non-votes will be tabulated separately. If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the Annual Meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of our common stock as of the close of business on April 29, 2005, the record date for voting. Alternatively, in order to vote, you may contact the person in whose name your shares are registered, obtain a proxy from that person and bring it to the Annual Meeting.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is exercised by filing with the Secretary at our principal executive office, 6815 Flanders Drive, Suite 210, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS FOR 2006

The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2006 annual meeting of stockholders pursuant to Rule 14a-8(e) of the Securities and Exchange Commission is January 16, 2006.

Our bylaws also establish an advance notice procedure with respect to stockholder proposals and director nominations. If a stockholder wishes to have a stockholder proposal considered at our next annual meeting, the stockholder must give timely notice of the proposal in writing to our Secretary. To be timely, a stockholder’s notice of the proposal must be delivered to, or mailed to and received at, our executive offices not earlier than February 16, 2006 and not later than March 18, 2006; however, if the date of our next annual stockholders’ meeting will be more than 30 days before or after June 16, 2006, the notice will be timely if delivered to or received at our executive offices not earlier than the close of business on the 120th day prior to the date of that meeting and not later than the close of business of the 90th day prior to that meeting (or, if later, the 10th day following the day on which we first make a public announcement of the date of that meeting).

A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on our books, of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”) in his or her capacity as a proponent to a stockholder proposal.

PROPOSAL ONE

APPROVAL OF A CLASSIFIED BOARD

Our board of directors has unanimously approved and recommended that our stockholders approve an amendment to our bylaws, to provide for the classification of the board of directors into three classes of directors with staggered terms of office, and an amendment to our articles of incorporation, to establish the minimum and maximum number of directors (which will help protect the classified board from a potential unsolicited takeover bid). The text of the proposed amendment to our articles of incorporation is set forth in full in Appendix A to this Proxy Statement, and the text of the proposed amendment to our bylaws is set forth in full in Appendix B to this Proxy Statement, both of which are hereby incorporated into this Proxy Statement by reference.

The classified board proposal is designed to assure continuity and stability in the board of directors’ leadership and policies. While management has not experienced any problems with such continuity in the past, it wishes to ensure that this situation will continue. The board of directors also believes that the classified board proposal will assist the board of directors in protecting the interests of our stockholders in the event of an unsolicited offer for our company.

Our bylaws currently provide that all directors are to be elected annually to serve until their successors have been duly elected and qualified. The proposed amendment to the bylaws would provide that directors will be classified into three classes, as nearly equal in number as possible. One class of directors, initially consisting of Messrs. Bhagat, Cheng and Yang, would hold office initially for a term expiring at the 2006 annual meeting; a second class of directors, initially consisting of Messrs. Hsieh, Morash and Schultz, would hold office initially for a term expiring at the 2007 annual meeting; and a third class of directors, initially consisting of Messrs. Casari, Kwon and Persson, would hold office initially for a term expiring at the 2008 annual meeting (see “Nominees” information in the “Election of Directors” proposal). At each annual meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of three years.

Under the proposed amendment to our bylaws, directors, whether elected by our stockholders to our classified board or chosen by our board of directors to fill vacancies on our classified board, would hold office until the next election of the class for which such directors shall have been elected or chosen, and until their successors have been elected and qualified.

Our bylaws now provide that the number of directors that constitute the whole board will be at least three (3) and at most fifteen (15), as increased or decreased from time to time by a vote of our board. Our bylaws can be changed by the vote of stockholders holding a majority of the shares eligible to vote at a stockholder meeting called for that purpose. The proposed amendment to our articles of incorporation would prevent an increase in the maximum number of directors by the stockholders unless the board of directors approves an amendment to the articles of incorporation approving such an increase and the stockholders approve that amendment by the vote of a majority of the outstanding shares. If a group of stockholders were able to increase the size of the board of directors at a meeting of the stockholders simply by amending the bylaws and at the same meeting propose a slate of nominees to fill the new seats, the group could effect a change of control of the board of directors at a single meeting of our stockholders, defeating the purpose of a classified board.

The transactions contemplated by this proposal may significantly extend the time required to effect an unsolicited change in control of the board of directors and hence may discourage unsolicited takeover bids for our company. Currently, a change in control of the board of directors can be made at a single annual meeting by stockholders holding a majority of the outstanding shares present in person or represented by proxy. If we implement a classified board of directors as proposed, it should take at least two annual meetings for a simple majority of outstanding shares to effect a change in control of the board of directors, as only a minority of the directors would be elected at each meeting; however, even with a classified board as proposed, the holders of two-thirds of our outstanding shares of common stock would be able to remove and replace the entire board of directors, and thereby effect a change in control of our company, at a single properly noticed stockholder meeting.

Due to the additional time required to change control of the board of directors, the classified board proposal will tend to perpetuate present management. Without the ability to obtain control of our board of directors quickly, an unsolicited takeover bidder may be incapable of taking action necessary to remove other impediments to its acquisition of our company, even if that takeover bidder were to acquire a majority of our outstanding shares of common stock. This situation may discourage unsolicited tender offers, perhaps including some tender offers that stockholders would conclude to be in their best interests if made. The classified board proposal will also make it substantially more difficult for our stockholders to change the composition of our board of directors, even if our stockholders and management believe such a change would be desirable.

Stockholder approval of the amendment to our bylaws to provide for a classified board is not required by our bylaws, articles of incorporation or applicable law. However, we are submitting this proposal to our stockholders for approval as a matter of good corporate governance. If the stockholders fail to approve this proposal, the board of directors will reevaluate whether to amend the bylaws to provide for a classified board. If the stockholders approve the amendment to the bylaws, but do not approve the amendment to the articles of incorporation (i.e. a number of votes exceeding the number of votes cast in opposition to the proposal, but not exceeding a majority of outstanding shares, is cast in favor of the proposal), the board of directors will proceed to adopt the amendment to the bylaws to provide for the classified board effective upon stockholder approval of the same.

The amendment to our bylaws to provide for the classification of the board of directors into three classes of directors with staggered terms of office will be approved if the number of votes present in person or represented by proxy cast in favor of the amendment exceeds the number of votes cast in opposition to the amendment. For purposes of amending our bylaws, abstentions and broker non-votes will not have any effect on the outcome. The amendment to our articles of incorporation to provide that the number of directors that constitute the whole board will be at least three (3) and at most fifteen (15), as increased or decreased from time to time as provided in our bylaws, will be approved if a majority of the issued and outstanding shares of our common stock, whether present in person or represented by proxy, is cast in favor of the amendment. For purposes of amending our articles of incorporation, abstentions and broker non-votes will have the same effect on the outcome as votes cast in opposition to the amendment.

Our directors and executive officers may have financial or other personal interests in the adoption of the amendments to our articles of incorporation and bylaws described in this proposal to the extent such adoption allows those individuals to remain in their positions and earn compensation for their services for a longer period of time.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL ONE

PROPOSAL TWO

ELECTION OF DIRECTORS

Our board of directors currently consists of nine members. In the event the amendment to our bylaws in Proposal One is approved at the Annual Meeting, the directors of our company will be divided into three classes and, unless otherwise noted thereon, the shares represented by the enclosed proxy will be voted for the election as directors of the nine nominees named below to serve for the terms and in the classes indicated in the table below, and until their successors shall have been duly elected and qualified, or until their earlier death, resignation or removal. If Proposal One is not approved by the stockholders at the Annual Meeting, unless otherwise noted thereon, the shares represented by the enclosed proxy will be voted for the election as directors of the nine nominees named below to serve until the 2006 Annual Meeting of stockholders and until their successors shall have been duly elected and qualified, or until their earlier death, resignation or removal. The nine nominees receiving the highest number of votes cast at the Annual Meeting will be elected. Neither abstentions nor broker non-votes will affect the outcome of the election as directors of the proposed nominees named below. If any of the nominees becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons recommended by our board of directors as may be determined by the holders of such proxy.

NOMINEES

The names of the nominees and certain information about them are set forth below:

Name	Age	Position and Offices	Director Since
Class I Directors		To Serve Until 2006 Annual Meeting*

Jai Bhagat	59	Director	2003
Lixin Cheng	38	Director, Executive Vice President and President of Fixed Wireless Group	2004
Seung Taik Yang	64	Director	2003

Class II Directors		To Serve Until 2007 Annual Meeting*

Haydn Hsieh	50	Director	2004
David Morash	59	Director, President, Chief Operating Officer and Acting Chief Financial Officer	2004
Eric Schultz	43	Director	2004

Class III Directors		To Serve Until 2008 Annual Meeting*

Harry Casari	68	Director	2004
Mike H.P. Kwon	41	Chairman of the Board (Director) and Chief Executive Officer	2002
Åke Persson	60	Director	2004

*	All directors will serve until the 2006 annual meeting in the event this proposal is not approved.

Mike H.P. Kwon founded Axesstel, Inc. a California corporation (“Axesstel California”), in July 2000 and has served as our Chief Executive Officer and Chairman of the Board since August 2002, when Axesstel California became our subsidiary. From 1998 to 2000, Mr. Kwon was the Vice President of Sales at Neopoint, Inc., a developer and manufacturer of wireless application protocol-enabled handsets. In 1996, Mr. Kwon founded Digital Line, Inc., a reseller of analog wireless phones, and served as its Chief Executive Officer until 1998. Mr. Kwon holds a B.A. in Business Administration from Rutgers University.

David Morash joined us in January 2004 as Chief Operating Officer and was appointed to our board of directors in March 2004. He was appointed as President in May 2004. Since August 2004, Mr. Morash has also served as Acting Chief Financial Officer. Prior to joining us, Mr. Morash served as Executive Vice President and Chief Financial Officer of REMEC, Inc. (Nasdaq: REMC), a telecommunications equipment company, from 2001 to 2003. From 2000 to 2001, Mr. Morash served as Executive Vice President and Chief Financial Officer at Wireless Knowledge, a San Diego-based joint venture between Qualcomm (Nasdaq: QCOM) and Microsoft (Nasdaq: MSFT). From 1994 to 2000, Mr. Morash was Executive Vice President and Chief Financial Officer of Safeskin Corporation, a medical supply company. Mr. Morash holds an M.B.A. from Columbia Graduate School of Business and a B.A. from Columbia College.

Lixin Cheng joined us in January 2004 as President of Axesstel California. Mr. Cheng now serves as Executive Vice President and President of Fixed Wireless Group to oversee manufacturing, research and development, product management, marketing and sales. He was appointed to our board in November 2004. From 2001 to 2004, he served as Director of Business Management at Ericsson Wireless Communications Inc., a San Diego-based affiliate of Telefon AB Ericsson LM (Nasdaq: ERICY), a global provider of wireless systems. In that role, he was responsible for developing and managing Ericsson CDMA business activities in various markets in Japan, South Korea, Europe, Middle East, Central Asia and Africa. Before moving to the United States in 2001, Mr. Cheng held the position of Vice President of Sales & Supply at Nanjing Ericsson Panda Communications Co., Ltd., a China-based affiliate of Ericsson. Mr. Cheng holds an M.B.A. in International Business Management from the International University of America in San Francisco and a B.S. in Information and Electronics Engineering from Zhejiang University in China.

Jai Bhagat has served as one of our directors since August 2003. In 2000, he founded AIR2LAN, Inc., a broadband service provider, which was acquired by U.S. Wireless Online (OTCBB: UWRL) in March 2005. Mr. Bhagat currently serves as the Executive Chairman of U.S. Wireless Online, which owns and operates wireless internet broadband networks with a coverage area totaling approximately 3,000 square miles in 11 states. Prior to founding AIR2LAN, Mr. Bhagat co-founded SkyTel Communications, Inc., a wireless messaging services company, and served as its Vice Chairman and Chief Executive Officer prior to its acquisition by WorldCom, Inc. in 1999. Mr. Bhagat also previously served as Chairman of “License Exempt” sector of Wireless Communications Association International, a national trade association representing the broadband wireless industry. Mr. Bhagat served on the Southern Governors’ Association Advisory Committee on Research, Development and Technology, and he was also recently appointed by the Governor of Mississippi to serve on Momentum Mississippi, a group formed by the governor to help formulate a long-range economic development plan for Mississippi. He currently serves on the board of directors of JP Mobile, Inc., a Texas-based company that designs and markets advanced messaging software and solutions for handheld devices and wireless communications devices. Mr. Bhagat holds an M.S. in Electrical Engineering from Howard University and a B.S. in Electrical Engineering from Bits Pilani in India.

Harry Casari has served as one of our directors since August 2004. Mr. Casari worked as a certified public accountant for Ernst & Young LLP from 1969 until 1994, when he retired as a partner. Mr. Casari currently serves as Chairman of the board of directors of Meade Instruments Corporation (Nasdaq: MEAD), an optics and telescope manufacturer, as a member of the board of directors of Cohu, Inc. (Nasdaq: COHU), a semiconductor equipment, television camera, metal detection instrumentation and microwave communications equipment manufacturer and as a member of the board of directors of Orange 21 Inc. (Nasdaq: ORNG), a designer, developer and manufacturer of premium products for the action sports and youth lifestyle markets. Mr. Casari holds a B.S. in Business Administration from the University of Denver.

Haydn Hsieh has served as one of our directors since April 2004. Mr. Hsieh is currently the President and Chief Executive Officer of Wistron NeWeb Corporation. He was the Chairman of Acer Enrich Technology Corp, a subsidiary of Acer Group, a Taiwanese information-technology company. He has held various positions within the Acer Group, a diversified provider of information technology services, since 1981. Mr. Hsieh attended an M.B.A. Training Program at National Chengchi University and holds a B.E.E. from Ta-Tung Institute of Technology in Taiwan.

Åke Persson has served as one of our directors since November 2004. From 1999 until his retirement in February 2004, Mr. Persson was the President of Ericsson’s CDMA Systems Business Unit and President of Ericsson Wireless Communications Inc. in San Diego. From 1995 to 1999, Mr. Persson was the Vice President for Marketing and Sales for Ericsson Radio Systems, encompassing all wireless activities of the global Ericsson organization. From 1993 to 1995, he was the Vice President of Business Development for Ericsson US. Between 1970 and 1993, he served Ericsson in a number of other roles, including Vice President and General Manager of Ericsson’s Mobile Voice and Data Systems from 1984 to 1989. In addition to his experience with Ericsson, for two years, Mr. Persson was the Executive Vice President of RAM Mobile Data, Inc., a nationwide data service provider, which was subsequently acquired by BellSouth International, Inc. Mr. Persson holds a B.Sc. in Theoretical Physics and Mathematics from the University of Uppsala, Sweden.

Eric Schultz has served as one of our directors since August 2004. Mr. Schultz was a founding partner, and has served since 2002 as Senior Partner, of Quantia Partners, LLC, which provides capital and consulting to early-stage companies focused on mobile enterprise. Since 2003, Mr. Schultz also has served as Chairman and

Chief Executive Officer of Quantia Communications, LLC, a convergent communications software provider. From 2000 to 2002, Mr. Schultz was the Chairman and Chief Executive Officer of Wireless Knowledge, a San Diego-based joint venture between Qualcomm Incorporated and Microsoft Corp. In 1989, Mr. Schultz founded the MESA Group, an e-mail/groupware migration provider, which he managed until its acquisition by Microsoft in 1998. From 1997 to 2000, Mr. Schultz was the Worldwide Director for Wireless Strategy and Sales and the Group Program Manager for Microsoft’s Enhanced Platform Product Unit. In 1986, Mr. Schultz founded Blossom Software, Inc., which developed Lotus 1-2-3 aftermarket products. Mr. Schultz holds a B.A. in Biology and Computer Science from Harvard College.

Seung Taik Yang, Ph.D. has served as one of our directors since August 2003. Dr. Yang is currently the President of Tongmyong University of Information Technology in Busan, South Korea. From 2001 to 2002, Dr. Yang served as the Minister of Information and Communications for the Republic of Korea. Prior to serving as the Minister of Information and Communications, Dr. Yang was a chair professor at Kwangwoon University and at the Information and Communications University. In 1998, Dr. Yang established the Information and Communications University and became its first President. Between 1992 and 1998, Dr. Yang was President of the Electronics and Telecommunications Research Institute, served as Commissioner of the Korean Communications Commission, and was a member of the Presidential Council for Science and Technology. From 1986 to 1992, Dr. Yang founded and was President of Korea Informatics Telesis, Inc. and Korea Telecomm International, both of which are telecommunication companies and subsidiaries of Korea Telecom. Dr. Yang holds a Ph.D. in Electrical Engineering from the Polytechnic Institute of Brooklyn, an M.S. in Electrical Engineering from Virginia Polytechnic Institute and a B.S. in Electrical Engineering from Seoul National University in South Korea.

See “Director Compensation” on p. 19 for information on the compensation arrangements with our directors.

BOARD AND COMMITTEE MATTERS AND CORPORATE GOVERNANCE MATTERS

Corporate Governance

Our policies and practices reflect corporate governance initiatives that are designed to be compliant with the listing standards of the American Stock Exchange and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	A majority of our board members are independent of our company and our management;

•	All members of the audit committee, the compensation committee, and the nominating and governance committee are independent;

•	The independent members of our board of directors meet regularly without the presence of management;

•	We have a clear code of ethics that applies to our principal executive officers, our directors and all of our employees, and is monitored by our audit committee;

•	The charters of the board committees clearly establish their respective roles and responsibilities; and

•	We have a hotline available to all employees, and our audit committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls, or auditing matters.

Board of Directors

Our board of directors currently consists of nine directors: Mike H.P. Kwon (Chairman), David Morash, Lixin Cheng, Jai Bhagat, Seung Taik Yang, Haydn Hsieh, Harry Casari, Eric Schultz and Åke Persson. During

the year ended December 31, 2004 our board of directors held nine meetings and acted by unanimous written consent two times. Of the incumbent directors, all attended at least 75% of the aggregate of the total number of the meetings of the board of directors (held during the period for which he has been a director) and the total number of meetings held by all committees of the board of directors on which he served (during the periods that he served), except for Messrs. Cheng, Hsieh and Yang.

Independence of the Board of Directors

Under the American Stock Exchange listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors.

After review of all relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, our board of directors has affirmatively determined that Messrs. Bhagat, Casari, Persson, Schultz, and Yang are independent directors within the meaning of the applicable listing standards of the American Stock Exchange.

Stockholder Communications with the Board of Directors

We have adopted a formal process by which stockholders may communicate with our board of directors. The board recommends that stockholders initiate any communications with the board in writing and send them in care of the Secretary by mail to our offices, 6815 Flanders Drive, Suite 210, San Diego, CA 92121. This centralized process will assist the board of directors in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended board recipient should be noted in the communication. The board has instructed the Secretary to forward such correspondence only to the intended recipients; however, the board has also instructed the Secretary, prior to forwarding any correspondence, to review such correspondence and, in his or her discretion, not to forward certain items if they are deemed of a personal, illegal, commercial, offensive or frivolous nature or otherwise inappropriate for the board’s consideration.

Information Regarding the Board of Directors Committees

During the fiscal year ended December 31, 2004, the board of directors had three standing committees: the audit committee, the compensation committee, and the nominating and governance committee. The current charters for the audit committee, the compensation committee and the nominating and governance committee are included as Annexes 1, 2 and 3. The charters are not available on our website. The charters have been adopted, and in some cases amended and restated to, among other things, reflect changes to the listing standards of the American Stock Exchange and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002.

Audit Committee. The members of our audit committee are Harry Casari, Eric Schultz and Åke Persson.

Our board has affirmatively determined that Messrs. Casari, Persson and Schultz each qualifies as an independent director under the current American Stock Exchange and SEC rules and regulations.

On March 18, 2005, our board approved an arrangement with Mr. Persson under which Mr. Persson will provide consulting services to our company for which he will receive additional compensatory fees at the rate of $4,000 per day not to exceed $60,000. These services will not be rendered in Mr. Persson’s capacity as a member of the audit committee, the board or any other board committee. Pursuant to SEC Rule 10A-3(b)(1) and Section 121.B(2)(a) of the listing standards of the American Stock Exchange, which we refer to as the audit committee independence rules, Mr. Persson, although found independent by our board under independence standards applicable to directors generally, will be ineligible to serve on our audit committee to the extent he continues to render these consulting services as of July 31, 2005, the date on which our company must be in compliance with the audit committee independence rules pursuant to SEC Rule 10A-3(a)(5)(1)(A) and Section 809(a) of the listing standards of the American Stock Exchange. Under the audit committee independence rules, no member of our audit committee may receive consulting, advisory or compensatory fees other than in that person’s capacity as a member of the audit committee, the board or any other board committee. To the extent Mr. Persson is not eligible to serve on our audit committee under the audit committee independence rules by July 31, 2005, he will be removed from our audit committee and replaced with a member of our board that satisfies those rules on or prior to July 31, 2005.

Mr. Casari chairs the audit committee and qualifies as an “audit committee financial expert,” as contemplated by Item 401(e) of Regulation S-B. The audit committee met eight times in 2004. Our audit committee, among other things:

•	Oversees the accounting and financial reporting processes of our company and the audits of the financial statements of our company;

•	Serves as an independent and objective party to monitor our company’s policies for internal control systems;

•	Retains the independent auditors, reviews and appraises their independence, qualifications and performance, and approves the terms of engagement for audit service and non-audit services;

•	Provides an open avenue of communication among the independent auditors, financial and senior management, and the board of directors; and

•	Administers our whistleblower protection policy.

Compensation Committee. The members of our compensation committee are Jai Bhagat, Eric Schultz and Åke Persson. Our board has affirmatively determined that Messrs. Bhagat, Schultz and Persson each qualifies as an independent director under the current American Stock Exchange and SEC rules and regulations. Mr. Schultz chairs the compensation committee, which met six times in 2004. Our compensation committee, among other things:

•	reviews and approves performance goals and objectives for executive officers, and recommends to the board of directors the compensation level of our executive officers;

•	reviews and makes recommendations to our board of directors with respect to our equity incentive plans;

•	administers and makes grants under our 2004 Equity Incentive Plan; and

•	establishes and reviews general policies relating to compensation and benefits of our employees.

Nominating and Governance Committee. The members of our nominating and governance committee are Jai Bhagat, Harry Casari and Seung Taik Yang. Our board of directors, has affirmatively determined that Messrs. Bhagat, Casari and Yang each qualifies as an independent director under the current American Stock Exchange and SEC rules and regulations. Mr. Bhagat chairs the nominating and governance committee, which met three times during 2004. Our nominating and governance committee, among other things:

•	identifies, evaluates and recommends nominees to our board of directors and committees of our board of directors;

•	conducts searches for appropriate directors;

•	evaluates the performance of our board of directors and of individual directors;

•	reviews developments in corporate governance practices;

•	evaluates the adequacy of our corporate governance practices and reporting; and

•	makes recommendations to our board concerning corporate governance matters.

Consideration of Director Nominees

Director Qualifications

The nominating and governance committee believes that new candidates for director should be evaluated according to certain guidelines, including having the knowledge, capabilities, experience and contacts that complement those currently existing within our company; ability and qualifications to provide our management with an expanded opportunity to explore ideas, concepts and creative approaches to existing and future issues, and to guide management through the challenges and complexities of building a quality company; ability to meet contemporary public company board standards with respect to general governance; stewardship, depth of review, independence, financial certification, personal integrity and responsibility to stockholders; genuine desire and availability to participate actively in the development of our future; and an orientation toward maximizing stockholder value in realistic time frames. The committee also intends to consider for new board members such factors as ability to contribute strategically through relevant industry background and experience, on either the vendor or the end user side; strong current industry contacts; ability and willingness to introduce and open doors to executives of potential customers and partners; independence from our company and current board members; and a recognizable name that would add credibility and value to our company and its stockholders. The committee may modify these guidelines from time to time.

Evaluating Nominees for Director

The nominating and governance committee reviews candidates for director nominees in the context of the current composition of our board of directors, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the committee currently considers, among other factors, diversity, age, skills, and such other factors as it deems appropriate given the current needs of the board of directors and our company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the nominating and governance committee reviews such directors’ overall service to our company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the committee also determines whether the nominee must be independent, which determination is based upon applicable listing standards of the American Stock Exchange, applicable SEC rules and regulations and the advice of counsel, if necessary. The committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. The committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our board of directors by majority vote. To date, neither the nominating and governance committee nor any predecessor to the committee has paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, neither the nominating and governance committee nor any predecessor to the committee has rejected a director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

Stockholder Nominations

The nominating and governance committee applies the same guidelines (described above) to stockholder nominees as applied to nominees from other sources. Any stockholder who wishes to recommend for the nominating and governance committee’s consideration a prospective nominee to serve on the board of directors may do so by giving the candidate’s name and qualifications in writing to our Chairman of the Board at the following address: 6815 Flanders Drive, Suite 210, San Diego, California 92121.

Code of Ethics

We have adopted a “Code of Ethics for Directors, Officers and Employees” which applies to all employees, including our executive officers. A copy of the Code of Ethics is posted on our website at www.axesstel.com. In the event we make any amendments to, or grant any waivers of, a provision of the Code of Ethics that applies to our principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefor on a Form 8-K or on our next periodic report.

PROPOSAL THREE

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected Gumbiner Savett Inc. (“Gumbiner”) as our independent registered public accounting firm for the year ending December 31, 2005. Gumbiner has audited our financial statements since September 2003. A representative of Gumbiner will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Gumbiner is not required by our bylaws, articles of incorporation or applicable law. However, we are submitting this proposal to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, our audit committee will reevaluate whether to retain that firm. Even if the selection is ratified, our audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of our company and our stockholders.

The ratification of the selection of Gumbiner as our independent registered public accounting firm will be approved if the number of votes present in person or represented by proxy cast in favor of the ratification exceeds the number of votes cast in opposition to the ratification. For purposes of this ratification, abstentions and broker non-votes will not have any effect on the outcome.

None of our directors or executive officers has any financial or other personal interest in the matters described in this proposal.

Principal Accountant Audit Fees and Services Fees

The following tables describe fees for professional audit services and fees for other services rendered by Kenny H. Lee CPA Group, Inc., our principal accountant from January 1, 2003 to September 2003, and by Gumbiner, our principal accountant from September 2003 to December 31, 2004. All services and fees described below in the categories labeled “Audit Related Fees”, “Tax Fees” and “All Other Fees” were approved by our audit committee in accordance with Rule 2-01(c)(7)(i)(C) of Regulation S-X.

The following table sets forth the aggregate fees billed from January 1, 2003 to December 31, 2003 by Kenny H. Lee CPA Group, Inc:

Audit Fees	$22,060
Audit Related Fees	$0
Tax Fees	$5,000
All Other Fees	$0

Total	$27,060

The following table sets forth the aggregate fees billed from January 1, 2004 to December 31, 2004 by Kenny H. Lee CPA Group, Inc:

Audit Fees	$21,500
Audit Related Fees	$—
Tax Fees	$—
All Other Fees	$—

Total	$21,500

The following table sets forth the aggregate fees billed from September 2003 to December 31, 2003 by Gumbiner:

Audit Fees	$12,500
Audit Related Fees	$0
Tax Fees	$0
All Other Fees	$0

Total	$12,500

The following table sets forth the aggregate fees billed from January 1, 2004 to December 31, 2004 by Gumbiner:

Audit Fees*	$258,625
Audit Related Fees	$—
Tax Fees	$45,000
All Other Fees	$—

Total	$303,625

*	This amount includes the additional audit services rendered in connection with our public offering that closed in March 2005.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. Our independent auditor and management are required to report periodically to the audit committee regarding the extent of services provided by our independent auditor in accordance with this pre-approval. The chair of the audit committee is also authorized, pursuant to delegated authority, to pre-approve additional services of up to $25,000 per engagement on a case-by-case basis, and such approvals are communicated to the full audit committee at its next meeting.

The audit committee has considered the role of Gumbiner in providing services to us for the year ended December 31, 2004 and has concluded that such services are compatible with such firm’s independence.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL THREE

PROPOSAL FOUR

TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF CAPITAL STOCK FROM 50,000,000 SHARES TO 75,000,000 SHARES, AND AUTHORIZE THE ISSUANCE OF UP TO 25,000,000 SHARES OF “BLANK CHECK” PREFERRED STOCK.

Our board of directors unanimously approved and recommended that our stockholders approve a proposal to amend our articles of incorporation to increase our authorized shares of capital stock from 50,000,000 shares to 75,000,000 shares and to authorize the issuance of up to 25,000,000 shares of “blank check” preferred stock. The text of the proposed amendments to our articles of incorporation is set forth in full in Appendix C and is hereby incorporated into this Proxy Statement by reference.

Our existing articles of incorporation authorize the issuance of up to 50,000,000 shares of capital stock, $0.0001 par value. The proposed amendment to our articles of incorporation would increase our authorized shares of capital stock from 50,000,000 shares to 75,000,000 shares, of which 50,000,000 shares would be designated common stock and 25,000,000 shares would be designated preferred stock, and would provide that any directors elected by a particular class or series of preferred stock, if the class is authorized to elect directors as a class or series, may be removed from office only by holders of that class or series of stock. The preferred stock would be issued in one or more classes or series with each class or series having such rights and preferences as our board may determine when authorizing the class or series. This type of class of securities is commonly referred to as “blank check” preferred stock.

If Proposal Four is approved by you, shares of our preferred stock will be available for issuance from time to time for such purposes and consideration as our board of directors may approve. No further vote of our stockholders will be required in connection with the authorization of a class or series of preferred stock or the issuance of shares of an authorized class or series, unless otherwise required by applicable law or the rules of the American Stock Exchange.

We have no present plans to authorize any series of preferred stock or to issue any shares within a class or series of preferred stock.

In the event that our board of directors does authorize, designate and issue shares of preferred stock, our board may exercise its discretion in establishing the terms of such preferred stock. In the exercise of such discretion, our board may determine the voting rights, if any, of the class or series of preferred stock being authorized, which could include the right to vote separately or as a single class with our common stock and/or other classes or series of preferred stock, including with respect to the election of directors; to have more or less voting power per share than that possessed by our common stock or other classes or series of preferred stock; and to vote on certain specified matters presented to our stockholders or on all of such matters or upon the occurrence of any specified event or condition. On our liquidation, dissolution or winding up, the holders of any class or series of preferred stock may be entitled to receive preferential cash distributions fixed by our board when creating the particular class or series of preferred stock before the holders of our common stock are entitled to receive anything. The board will also have the discretion to provide the dividend rights and dividend rate of any class or series of preferred stock. Preferred stock authorized by our board could be redeemable or convertible into shares of any other class or series of our capital stock.

Our board of directors believes the authorization of preferred stock is necessary to provide us with the flexibility to act in the future with respect to financing programs, acquisitions, stock splits and other corporate purposes without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares of preferred stock may arise. Such a delay might deny us the flexibility that our board views as important in facilitating the effective use of the securities of our company.

In addition, shares of our authorized preferred stock may be used as a means of preventing or dissuading an unsolicited change in control or takeover of our company. Shares of our authorized preferred stock, as well as shares of our authorized but unissued common stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of our company, or could be issued to purchasers who would support our board of directors in opposing an unsolicited takeover proposal. Moreover, the existence of the authority to issue preferred stock, as well as the issuance of a class or series of our preferred stock, if approved by our board, may have the effect of discouraging an unsolicited challenge for control or make it less likely that such a challenge, if attempted, would be successful.

The authorization of preferred stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of our present stockholders. However, to the extent that shares of our preferred stock having voting rights are subsequently issued to persons other than our current stockholders and/or in proportions other than the proportion that presently exists, such issuance could have a substantial dilutive effect on our current stockholders.

The amendment to our articles of incorporation to increase our authorized capital stock by 25,000,000 shares of “blank check” preferred stock will be approved if a majority of the issued and outstanding shares of our common stock, whether present in person or represented by proxy, is cast in favor of the amendment. For purposes of amending our articles of incorporation, abstentions and broker non-votes will have the same effect on the outcome as votes cast in opposition to the amendment.

None of our directors or executive officers has any financial or other personal interest in the adoption of the proposed amendments described in this proposal, except insofar as the use of preferred stock to prevent or dissuade an unsolicited change in control or takeover of our company might allow those individuals to remain in their positions and earn compensation for their services for a longer period of time.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL FOUR

PROPOSAL FIVE

ELIMINATION OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

Our board of directors has unanimously approved and recommended that our stockholders approve an amendment to our bylaws, to eliminate the ability of our stockholders to take action by written consent in lieu of a meeting. The text of the proposed amendment to our bylaws is set forth in full in Appendix D and is hereby incorporated into this Proxy Statement by reference.

Under our current bylaws, our stockholders may take any action permitted at an annual or special meeting without a meeting upon a written consent executed by stockholders representing a majority of the outstanding shares of our common stock, or such greater proportion of voting power as may be required for that action at a meeting. Under Nevada law, stockholders’ ability to take action by written consent may be eliminated in the articles of incorporation or bylaws of a corporation. If our stockholders approve the proposed amendment to the bylaws, the power of our stockholders to act without a meeting by written consent will be eliminated.

Elimination of the ability of our stockholders to act by written consent would mean that proposals for stockholder action, such as proposed amendments to our bylaws or the removal of one or more of our directors, could be delayed until our next annual stockholders meeting. We believe limiting these proposals to our annual meeting or duly called special meetings (see Proposal Six below) will reduce the time and effort our board of directors and management would need to devote to stockholder proposals, which time and effort could distract our directors and management from other important company business.

Eliminating stockholder action by written consent may have the effect of discouraging or delaying unsolicited efforts to acquire control of our company. Elimination of the ability of our stockholders to act by written consent would make more difficult or discourage a merger, proxy contest or the assumption of control of our company by a large stockholder or group of stockholders who lack the consent of our board or directors. To the extent elimination of the right of our stockholders to act by written consent has this effect, we believe our board of directors will be better able to protect the interests of our stockholders.

Stockholder approval of the amendment to our bylaws to prevent stockholder action by written consent is not required by our bylaws, articles of incorporation or applicable law. However, we are submitting this proposal to our stockholders for approval as a matter of good corporate governance. If the stockholders fail to approve this proposal, the board of directors will reevaluate whether to amend the bylaws to eliminate stockholder written consents.

The amendment to our bylaws to prevent stockholder action by written consent will be approved if the number of votes present in person or represented by proxy cast in favor of the amendment exceeds the number of votes cast in opposition to the amendment. For purposes of amending our bylaws, abstentions and broker non-votes will not have any effect on the outcome.

None of our directors or executive officers has any financial or other personal interest in the adoption of the proposed amendment to our bylaws described in this proposal, except insofar as the elimination of the ability of stockholders to act by written consent may prevent or dissuade an unsolicited change in control or takeover of our company and thus might allow those individuals to remain in their positions and earn compensation for their services for a longer period of time.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL FIVE

PROPOSAL SIX

LIMITATIONS ON CALLING SPECIAL MEETINGS

Our board of directors has unanimously approved and recommended that our stockholders approve an amendment to our bylaws, to provide that special meetings of stockholders may be called only by our Chief Executive Officer, President or the Secretary or by resolution of our board of directors. The text of the proposed amendment to our bylaws is set forth in full in Appendix E and is hereby incorporated into this Proxy Statement by reference.

Our current bylaws provide that special meetings of stockholders may be called by the Chief Executive Officer, President or the Secretary, by resolution of our board of directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of our company issued and outstanding and entitled to vote. The proposal would prohibit stockholders from calling a special meeting.

This proposal may also have the effect of impeding or discouraging efforts by potential unsolicited bidders to effect a control in control of our company.

Stockholder approval of the amendment to our bylaws to prevent stockholders from calling special meetings of our stockholders is not required by our bylaws, articles of incorporation or applicable law. However, we are submitting this proposal to our stockholders for approval as a matter of good corporate governance. If the stockholders fail to approve this proposal, the board of directors will reevaluate whether to amend the bylaws to eliminate stockholder ability to call special meetings of our stockholders.

The amendment to our bylaws to prevent stockholders from calling special meetings of our stockholders will be approved if the number of votes present in person or represented by proxy cast in favor of the amendment exceeds the number of votes cast in opposition to the amendment. For purposes of amending our bylaws, abstentions and broker non-votes will not have any effect on the outcome.

None of our directors or executive officers has any financial or other personal interest in the adoption of the proposed amendment to our bylaws described in this proposal, except insofar as the elimination of the ability of stockholders to call a special meeting of our stockholders may prevent or dissuade an unsolicited change in control or takeover of our company and thus might allow those individuals to remain in their positions and earn compensation for their services for a longer period of time.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL SIX.

PROPOSAL SEVEN

MISCELLANEOUS CLARIFICATIONS TO ARTICLES OF INCORPORATION

In connection with its review and approval of the amendments described in Proposals One and Four, our board of directors unanimously approved and recommended that our stockholders approve the following amendments to our articles of incorporation, which are designed to simplify our articles of incorporation, to conform our articles of incorporation to the current provisions of Nevada law, and to clarify certain other provisions:

•	To clarify the powers of the board of directors of our company with respect to the amendment of our bylaws, the designation of board committees and the sale of substantially all the assets of the company;

•	To clarify that the purposes and objectives of the company include any activity not forbidden by law; and

•	To harmonize the use of defined terms throughout the document and reword certain provisions to read more fluidly and to track more closely Nevada statutory language with appropriate citations.

The text of the proposed amendments to our articles of incorporation is set forth in full in Appendix F and is hereby incorporated into this Proxy Statement by reference.

The amendments to our articles of incorporation provided in this proposal will be approved if a majority of the issued and outstanding shares of our common stock, whether present in person or represented by proxy, is cast in favor of the amendments. For purposes of amending our articles of incorporation, abstentions and broker non-votes will have the same effect on the outcome as votes cast in opposition to the amendments.

None of our directors or executive officers has any financial or other personal interest in the amendments to our articles of incorporation described in this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL SEVEN.

ADDITIONAL INFORMATION

Management

Set forth below is information regarding our executive officers. All executive officers serve at the pleasure of the board of directors.

Name	Age	Position
Mike H.P. Kwon*	41	Chairman of the Board (Director) and Chief Executive Officer
David Morash*	59	Director, President, Chief Operating Officer and Acting Chief Financial Officer
Lixin Cheng*	38	Director, Executive Vice President and President of Fixed Wireless Group
Patrick Gray	44	Vice President, Controller

*	Biographical information about Mike H.P. Kwon, David Morash and Lixin Cheng is set forth under Proposal Two above.

Patrick Gray joined us in March 2004 as our Vice President, Controller. From 1996 to 2004, he performed various finance and accounting roles including serving as VP-Corporate Controller and VP-Controller of Global Operation at REMEC, Inc. Mr. Gray holds an M.B.A. from Pepperdine University and a B.S. in Business Administration with a concentration in accounting from California State University, Northridge.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of any class of our securities registered under Section 12(g) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were met in a timely manner, except in the following instances: Mr. Lixin Cheng, Mr. Patrick Gray, Mr. Haydn Hsieh and Mr. Alireza Saifi, each an officer and/or director, each filed late a Form 3 disclosing his holdings as of the date he became an officer and/or director; Wistron NeWeb Corporation, a 10% stockholder, filed late a Form 3 disclosing its holdings as of the date it became a 10% stockholder, and one Form 4 reporting one transaction, a sale of common stock; Mr. Haydn Hsieh, a director, filed late two Forms 4, one disclosing a grant of common stock and one disclosing a sale of common stock by Wistron NeWeb Corporation, an entity controlled by Mr. Hsieh; Mr. David Morash, Mr. Patrick Gray and Mr. Alireza Saifi, each an officer and/or director, each filed late one Form 4 disclosing one transaction, an option grant; Mr. Lixin Cheng, an officer, filed late one Form 4 disclosing two transactions, an option grant and a grant of common stock; and Mr. Jai Bhagat, Mr. Bobby Cha, Mr. John Chough, Mr. Craig Hagopian and Mr. Mike H.P. Kwon, each an officer and/or director, each filed late one Form 5.

Additionally, in January 2005, Mr. Lixin Cheng and Mr. Patrick Gray, each an officer and/or director, each filed late one Form 4 reporting one transaction, an option grant, and Mr. Mike H.P. Kwon, an officer and director, filed late one Form 4 reporting one transaction, the purchase of common stock upon the exercise of a stock option held by Mr. Kwon.

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to, earned by, or paid to our named executive officers during the fiscal years ended December 31, 2004, 2003 and 2002. Individuals we refer to as our “named executive officers” include our Chief Executive Officer and the four other most highly compensated executive officers whose salary and bonus for services rendered in all capacities exceeded $100,000 during the fiscal year ended December 31, 2004.

Summary Compensation Table

		Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)(2)		Securities Underlying Options / Warrants
Mike H.P. Kwon Chairman and Chief Executive Officer	2004 2003 2002	$ $ $	265,000 243,000 160,000	$ $ $	— 60,000 —	$ $ $	17,778 15,709 10,666	— — 1,227,171

Satoru Yukie President and Chief Executive Officer (former)(1)	2004 2003 2002	$ $ $	97,062 220,000 100,000	$ $ $	— 50,000 —	$ $ $	— — —	— — 1,294,367

David Morash President, Chief Operating Officer and Acting Chief Financial Officer	2004		$178,000		$—		$9,000	500,000

Lixin Cheng Director and Executive Vice President	2004		$160,042		$64,500		$5,633	250,000

Jin Yong (Jason) Kim Executive Vice President	2004 2003 2002	$ $ $	170,000 160,000 116,333	$ $ $	— 35,000 —	$ $ $	8,171 6,127 —	— — 234,315

Patrick Gray Vice President, Controller	2004		$103,278		$—		$—	100,000

(1)	Mr. Yukie resigned as our President and Chief Executive Officer effective May 7, 2004. Mr. Kwon was appointed our Chief Executive Officer and Mr. Morash was appointed our President in May 2004 following Mr. Yukie’s resignation.
(2)	Other annual compensation consists of an automobile allowance.

Messrs. Kwon, Morash, Cheng and Gray comprise our current executive officers.

Director Compensation

Until August 2004, our non-employee directors did not receive cash fees as compensation for their services. In August 2004, we began compensating our non-employee directors in the amount of $2,500 per calendar quarter; and in March 2005, we began compensating our non-employee directors in the amount of $7,500 per calendar quarter. It has been our policy to reimburse our directors for their reasonable out-of-pocket expenditures.

Each non-employee director who joined our board prior to August 2004 was granted 30,000 restricted shares of our common stock when such director first joined our board. These grants vested as to one-third of the shares on the date of the first board meeting the director attended, and an additional one-third of the shares on each of the first and second anniversaries following the director’s first board meeting attended. Since August 2004, new non-employee directors have been entitled to 45,000 restricted shares of our common stock on the date of the appointment or election of such director to the board or upon a later date of acceptance. One-third of these shares vest immediately, and an additional one-third of these shares will vest on each of the first and second anniversaries of the date of grant. In addition, on the third anniversary of joining the board and each subsequent anniversary, each then-serving non-employee director will receive a fully vested option to purchase 15,000 shares of common stock with an exercise price equal to the fair market value of the common stock on the date of grant and expiring ten years after the date of grant, subject to earlier termination as provided in the 2004 Equity Incentive Plan, but will vest as if they were granted on the date of the appointment or election of such director to the board or the later date of acceptance, if applicable. In November 2004, Messrs. Bhagat, Yang and Hsieh each received an additional 15,000 restricted shares of common stock vesting immediately as to one-third of the shares and as to one-third of the shares on each of the first and second anniversaries of the date of each such director joined our board. These shares were issued upon the effective date of the approval of our stockholders of our 2004 Equity Incentive Plan in accordance with our policies adopted in August 2004. The restricted shares of common stock granted to each of our outside directors who joined our board in or after August 2004 were issued in November 2004 upon the effective date of the approval of our stockholders of our 2004 Equity Incentive Plan. All of the shares so granted are being treated for vesting purposes as if they had been granted on the date each such director first joined our board. See the description of our 2004 Equity Incentive Plan in “Stock Incentive Plans” below.

On March 18, 2005, our board approved an arrangement with Mr. Åke Persson, a director and member of our audit committee and compensation committee, under which Mr. Persson will provide consulting services to our company for which he will receive additional compensatory fees at the rate of $4,000 per day not to exceed $60,000. These services will not be rendered by Mr. Persson in his capacity as a member of the audit committee, the board, or any committee of the board.

Options and Warrants

The following table shows all stock options granted during fiscal year 2004 to the executive officers named in the Summary Compensation Table. These options were granted under our 2004 Equity Incentive Plan and the stock option plans established by our board of directors in March 2003 and September 2003. No stock appreciation rights were granted during the last fiscal year.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price Per Share	Expiration Date
					5%	10%
Mike H.P. Kwon	—	—	—	—	—	—
Satoru Yukie	—	—	—	—	—	—
David Morash	500,000	34.6%	$2.50	1/5/2014	$786,118	$1,992,178
Lixin Cheng	200,000	13.8%	$2.15	1/19/2014	$270,425	$685,309
Lixin Cheng	50,000	3.5%	$3.25	12/31/2014	$102,195	$258,983
Jin Yong (Jason) Kim	—	—	—	—	—	—
Patrick Gray	50,000	3.5%	$2.25	3/15/2014	$70,751	$179,296
Patrick Gray	50,000	3.5%	$3.25	12/31/2014	$102,195	$258,983

(1)	Each option vests in equal installments on a quarterly basis over a 36-month period. The exercise price of each option shown in the table was the fair market value on the date of grant, and all options have ten-year terms. Vesting for each option accelerates in the event of a change of control, including a merger, sale or liquidation.

(2)	In fiscal year 2004, we granted options to purchase a total of 1,446,000 shares to employees, directors and consultants under all of our stock option plans.
(3)	The potential realizable value is calculated based on the original option term and the assumption that the market value of the underlying stock increases at the stated values, compounded annually over the term of the option. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. These assumed rates of appreciation do not represent our estimate or projection of the appreciation of our common stock, and actual gains will depend on the future performance of our common stock.

The following table sets forth information concerning options exercised and unexercised warrants and options held by our executive officers as of December 31, 2004. None of the named executive officers exercised any options during the year ended December 31, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

Name	Shares Acquired or Exercised (#)	Value Realized ($)		Number of Securities Underlying Unexercised Options at 12/31/04		Value of Unexercised in the Money Options at 12/31/04(1)
				Exercisable	Unexercisable	Exercisable	Unexercisable
Mike H.P. Kwon	300,000	$1,152,000	(2)	1,521,486	26,125	$4,735,904	$69,231
Satoru Yukie	—	—		1,252,367	—	3,960,267	—
David Morash	83,333	$33,333	(3)	41,667	375,000	31,250	281,250
Lixin Cheng	—	—		50,000	200,000	55,000	165,000
Jin Yong (Jason) Kim	—	—		516,822	16,625	1,560,225	44,056
Patrick Gray	—	—		12,500	87,500	12,500	37,500

(1)	Represents the difference between the $3.25 closing selling price of our common stock on December 31, 2004, and the exercise price(s) of the named executive officer’s options.
(2)	Represents the difference between the $4.10 per share closing price on October 21, 2004, the date of exercise, and the exercise price of the option, $0.26 per share.
(3)	Represents the difference between the $2.90 per share closing price on July 26, 2004, the date of exercise, and the exercise price of the option, $2.50 per share.

Employment Contracts, Termination of Employment Arrangements and Change of Control Agreements

Mike H.P. Kwon. In November 2004, we entered into an employment agreement with Mike H.P. Kwon under which Mr. Kwon is employed as our Chief Executive Officer. The agreement provides for a base salary of $265,000, which was increased in accordance with the agreement to $310,000 upon the completion of our public offering in March 2005, and for Mr. Kwon to be eligible for an annual performance bonus under the terms of our incentive compensation plans that may be adopted from time to time. Mr. Kwon is also entitled to a vehicle allowance of $1,490 per month, and we are obligated to obtain and maintain one or more life insurance policies for Mr. Kwon, payable to his designated beneficiaries, with an aggregate death benefit of $5,000,000. The agreement also includes a termination provision stating that if we terminate Mr. Kwon’s employment without cause, or if Mr. Kwon terminates his employment for good reason, we will be obligated to pay to Mr. Kwon a severance benefit equivalent to 18 months base salary in one lump-sum payment, and all of his outstanding stock options and any other equity awards we may grant to him in the future will immediately vest in full. The agreement also provides that Mr. Kwon will be included on the recommended slate of directors nominated for election at our annual stockholder meetings so long as Mr. Kwon serves as our Chief Executive Officer.

David Morash. In November 2004, we entered into an employment agreement with David Morash under which Mr. Morash will be employed as our President and Chief Operating Officer. The agreement provides for a base salary of $180,000, which was increased in accordance with the agreement to $260,000 upon the completion of our public offering in March 2005, and for Mr. Morash to be eligible for an annual performance bonus under the terms of our incentive compensation plans that may be adopted from time to time. Mr. Morash is also entitled to a vehicle allowance of $1,000 per month, and we are obligated to obtain and maintain one or more life insurance policies for Mr. Morash, payable to his designated beneficiaries, with an aggregate death benefit of $5,000,000. The agreement also includes a termination provision stating that if we terminate Mr. Morash’s employment without cause, or if Mr. Morash terminates his employment for good reason, we will be obligated to pay to Mr. Morash a severance benefit equivalent to 18 months base salary in one lump-sum payment, and all of his outstanding stock options and any other equity awards we may grant to him in the future will immediately vest in full. The agreement also provides that Mr. Morash will be included on the recommended slate of directors nominated for election at our annual stockholder meeting so long as Mr. Morash serves as our President and Chief Operating Officer.

Lixin Cheng. We entered into a letter agreement, dated as of December 22, 2003, with Mr. Cheng under which Mr. Cheng became our Executive Vice President beginning in January 2004. The letter agreement provides for a base salary of $167,000, the grant of 30,000 shares of our common stock and the grant of an option to purchase 200,000 shares of our common stock. In December 2004, the compensation committee voted to increase Mr. Cheng’s current annual base salary to $192,000 as of January 1, 2005 and to grant to Mr. Cheng an option to purchase 50,000 shares of our common stock. Mr. Cheng’s employment is terminable at-will by us or by Mr. Cheng for any reason, with or without notice.

Patrick Gray. We entered into a letter agreement, dated as of February 11, 2004, with Mr. Gray under which Mr. Gray is employed as Vice President, Controller. The letter agreement provides for a base salary of $130,000 and the grant of an option to purchase 50,000 shares of our common stock. In December 2004, the compensation committee voted to increase Mr. Gray’s current annual base salary to $165,000 as of January 1, 2005 and to grant to Mr. Gray an option to purchase 50,000 shares of our common stock. Mr. Gray’s employment is terminable at-will by us or by Mr. Gray for any reason, with or without notice

Alireza Saifi. On April 8, 2005, Mr. Saifi, who served as our Vice President, Finance, indicated his intention to resign from our company to pursue other interests effective April 25, 2005. We entered into an agreement dated as of April 8, 2005 with Mr. Saifi under which we agreed to pay Mr. Saifi through April 25, 2005, and to provide to Mr. Saifi certain other benefits through April 30, 2005. In exchange for these benefits, Mr. Saifi executed a general release of claims against us. We had previously entered into a letter agreement dated July 8, 2004, with Mr. Saifi under which Mr. Saifi was employed with us as Vice President, Finance, which was terminable at will by us or by Mr. Saifi for any reason, with or without notice.

Incentive Bonus Plan

Our board of directors adopted and approved the Incentive Bonus Plan for Employees of Axesstel, Inc. in August 2004, which we refer to as our Incentive Bonus Plan. Under the Incentive Bonus Plan, all of our employees who work for us for at least 180 consecutive days and are employed at the date of the bonus payment will be eligible for a yearly cash bonus. For each fiscal year, a bonus pool will be determined by our compensation committee using a formula pre-approved by our board of directors. For 2004, the bonus pool will be determined based upon a net adjusted earnings target to be determined by the board in its discretion. If the target is not met, the bonus pool will be zero. If the target is met, the bonus pool will be 20% of the first $2.0 million of net adjusted earnings and 25% of any excess net adjusted earnings.

The total bonus pool will be divided on a percentage basis among levels of eligible employees, and each level will be assigned a pre-set percentage of the total bonus pool. The three levels established under the plan for 2004, and the percentages of the bonus pool assigned to each level are as follows: (1) 45% for executive, (2) 30% for middle management and corporate staff, and (3) 25% for engineering and research and development. Each year after 2004, the compensation committee will establish the pre-set level percentages in its discretion. The compensation committee will determine individual payments for the executive level, and management will determine individual payments for all other eligible employees.

Stock Incentive Plans

As of December 31, 2004, we had an aggregate of 1,472,607 shares of common stock available for issuance under our stock incentive plans. In addition, we assumed stock options and compensatory stock warrants exercisable for an aggregate of 4,382,565 shares in connection with our acquisition of Axesstel California, 4,082,565 of which were outstanding as of December 31, 2004. The following is a description of our plans.

2004 Equity Incentive Plan

The 2004 Equity Incentive Plan, which we refer to as our 2004 Equity Plan, was adopted by our board of directors in September 2004 and by our stockholders in November 2004. As of March 31, 2005, 180,000 restricted shares of common stock and options to purchase 387,500 shares of our common stock have been granted pursuant to the 2004 Equity Plan.

Share Reserve. Under the 2004 Equity Plan, we have initially reserved for issuance an aggregate of 4,093,842 shares. The Prior Plans discussed below will no longer be available for new grants, and the initial share reserve under the 2004 Equity Plan will adjust downward to the extent that shares are issued upon exercise of options under the Prior Plans. Subject to a maximum of 11,593,842 shares that can be subject to the 2004 Equity Plan in the aggregate, the number of shares subject to the 2004 Equity Plan will increase each year by the least of:

•	three percent of our then outstanding shares;

•	750,000 shares; or

•	a number of shares determined by the board.

Administration. The 2004 Equity Plan may be administered by the board or a committee of the board. In the case of awards intended to qualify as “performance-based-compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, or the Code, the committee will consist of two or more outside directors within the meaning of Section 162(m) of the Code. The administrator has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards and the form of consideration payable upon exercise. The administrator also has the power to implement an award transfer program, whereby awards may be transferred to a financial institution or other person or entity selected by the administrator, and an exchange program whereby outstanding awards are surrendered or cancelled in exchange for awards of the same type, which may have lower exercise prices and different terms. Our board has delegated administration of the 2004 Equity Plan to our compensation committee.

Eligibility. Awards under the 2004 Equity Plan may be granted to any of our employees, directors or consultants or those of our affiliates.

Options. With respect to nonstatutory stock options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and incentive stock options, the exercise price must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price for any incentive stock option granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of our common stock on the date of grant. The term of any stock option may not exceed ten years, except that with respect to any participant who owns 10% or more of the voting power of all classes of our outstanding capital stock, the term for incentive stock options must not exceed five years.

Stock Awards. The administrator may determine the number of shares to be granted and impose whatever conditions to vesting it determines to be appropriate, including performance criteria. The criteria may be based on financial performance, personal performance evaluations and/or completion of service by the participant. The administrator will determine the level of achievement of performance criteria. Unless the administrator determines otherwise, shares that do not vest typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the participant’s service with us for any reason, including death or disability.

Stock Appreciation Rights We may pay the appreciation either in cash, shares of our common stock with equivalent value, other property or some combination of the foregoing, as determined by the administrator.

Cash Awards. The administrator will establish the performance criteria and level of achievement versus these criteria, which will determine the target and the minimum and maximum amount payable under a cash award. The criteria may be based on financial performance and/or personal performance evaluations.

Adjustments upon Merger or Change in Control. The 2004 Equity Plan provides that in the event of a merger with or into another corporation or a “change in control,” including the sale of all or substantially all of our assets, and certain other events, our board (or a committee of the board) may, in its discretion, provide for some or all of:

•	assumption or substitution of, or adjustment to, each outstanding award;

•	acceleration of the vesting of options and stock appreciation rights;

•	termination of any restrictions on stock awards or cash awards; or

•	cancellation of awards in exchange for a cash payment to the participant.

Amendment and Termination. The administrator has the authority to amend, alter or discontinue the 2004 Equity Plan, subject to the approval of the stockholders, but no amendment will impair the rights of any award, unless mutually agreed to between the participant and the administrator.

American Jobs Creation Act of 2004. The American Jobs Creation Act of 2004 contains deferred compensation provisions added as Section 409A of the Internal Revenue Code. These provisions make compensation deferred under a nonqualified deferred compensation plan taxable on a current basis (or, if later, when vested), unless certain requirements are met. The Internal Revenue Service has issued initial guidance on the provisions of Section 409A, and further guidance is expected later in 2005. Our company intends to administer the 2004 Equity Plan in a manner so that awards granted under the 2004 Equity Plan will not cause an imposition of additional taxes provided by Section 409A of the Code. We may also make amendments to the 2004 Equity Plan in response to the further guidance to be issued by the Internal Revenue Service.

Other Plans

Prior Plans

Prior to the adoption of the 2004 Equity Plan, our board adopted three stock option plans reserving a total of 2,893,842 shares, which we refer to as the Prior Plans. The Prior Plans were adopted on September 16, 2002 (911,671 shares), March 5, 2003 (982,171 shares) and September 29, 2003 (1,000,000 shares). Options with respect to 2,010,902 shares are outstanding under the Prior Plans as of December 31, 2004. Each of these plans provides for the issuance of nonstatutory stock options to our employees, directors and consultants, with an exercise price equal to the fair market value of our common stock on the date of grant. All options granted under the Prior Plans vest quarterly over three years. Our board delegated authority to grant options under the Prior Plans to a special stock option committee consisting of one director, Mike H.P. Kwon. Mr. Kwon did not however have authority to grant options to himself. In late 2002 and early 2003, the stock option committee issued options for 164,000 shares to certain employees at a price below fair market value to satisfy promises made to such employees. These grants were subsequently ratified by the full board of directors. No additional options may be granted under the Prior Plans.

Assumed Options and Warrants

In connection with our acquisition of Axesstel California, we assumed stock options and warrants granted to employees, directors and consultants for an aggregate of 4,382,565 shares. As of December 31, 2004, 4,082,565 of these options and warrants remain outstanding. The board of directors determined to accelerate the vesting of all outstanding options upon our assumption of those options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table presents information concerning the beneficial ownership of the shares of our common stock as of March 31, 2005 by:

•	each person we know to be the beneficial owner of 5% of more of our outstanding shares of common stock;

•	each of our named executive officers and current directors; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

Percentage of beneficial ownership is based on 22,015,992 shares outstanding on March 31, 2005. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of March 31, 2005 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address: (1)	Number of Shares Beneficially Owned	Percent of Class
5% or Greater Stockholders:
Entities affiliated with ComVentures (2) 305 Lytton Avenue Palo Alto, CA 94301	2,993,605	13.6%

Janus Capital Management LLC (3) 151 Detroit Street Denver, CO 80206	2,300,000	10.4%

Directors and Executive Officers:
Mike H.P. Kwon (4)	3,223,468	14.5%
Satoru Yukie (5)	—	*
David Morash (6)	218,333	1.0%
Lixin Cheng (7)	117,500	*
Jin Yong (Jason) Kim (8)	585,245	2.7%

Patrick Gray (9)	20,834	*
Jai Bhagat (10)	45,000	*
Harry Casari (10)	48,000	*
Haydn Hsieh (10)	645,000	2.9%
Eric Schultz (10)	50,000	*
Seung Taik Yang (10)	45,000	*
Åke Persson (10)	45,000	*
All current executive officers and directors as a group (10 persons)(11)	4,458,134	19.8%

*	Less than one percent.
(1)	Except as otherwise indicated, the address for each beneficial owner is 6815 Flanders Drive, Suite 210, San Diego, California 92121.

(2)	Includes 2,808,020 shares held by ComVentures V, L.P.; 174,095 shares held by ComVentures V-B CEO Fund, L.P.; and 11,490 shares held by ComVentures V Entrepreneurs’ Fund, L.P. ComVen V, LLC is the general partner of each of the foregoing entities.
(3)	Pursuant to Schedule 13G filed on March 10, 2005. Janus Capital Management LLC (“Janus Capital”) has an indirect 100% ownership stake in Bay Isle Financial LLC (“Bay Isle”) and an indirect 77.5% ownership stake in Enhanced Investment Technologies LLC (“Intech”). Due to the above ownership structure, holdings for Janus Capital, Bay Isle and Intech are aggregated for purposes of this beneficial ownership disclosure. Janus Capital, Bay Isle and Intech are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to as “Managed Portfolios”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 2,300,000 shares of our common stock, which amount includes 2,128,965 shares of our common stock held by Janus Venture Fund, which is one of the Managed Portfolios to which Janus Capital provides investment advice.
(4)	Shares of common stock beneficially owned include 200,734 shares subject to options and warrants exercisable within 60 days of March 31, 2005. Mr. Kwon is our Chairman and Chief Executive Officer.
(5)	Mr. Yukie formerly served as our Chief Executive Officer, President and a director.
(6)	Shares of common stock beneficially owned include 125,000 shares subject to options exercisable within 60 days of March 31, 2005 and 10,000 shares held by a family trust of which Mr. Morash, is the trustee. Mr. Morash is our President, Chief Operating Officer, Acting Chief Financial Officer and a director.
(7)	Shares of common stock beneficially owned include 87,500 shares subject to options exercisable within 60 days of March 31, 2005. Mr. Cheng serves as our Executive Vice President, President of Fixed Wireless Group and a director.
(8)	Shares of common stock beneficially owned include 55,417 shares subject to options exercisable within 60 days of March 31, 2005. Mr. Kim serves as our Executive Vice President, New Business Development.
(9)	Shares of common stock beneficially owned include 20,834 shares subject to options exercisable within 60 days of March 31, 2005. Mr. Gray serves as our Vice President, Controller.
(10)	Each of Messrs. Bhagat, Hsieh, Casari, Schultz, Yang, and Persson is a director of our company.
(11)	Shares beneficially owned include 534,067 shares subject to options and warrants exercisable within 60 days of March 31, 2005. The aggregate number of shares of common stock owned by all current executive officers and directors excludes the shares beneficially owned by Satoru Yukie and Jin Yong (Jason) Kim, who no longer serve as executive officers.

Equity Compensation Plans

The following table describes our equity compensation plans as of December 31, 2004:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities referenced in column (a)) (c)
Equity compensation plans approved by our stockholders	347,000		$3.49	1,472,607
Equity compensation plans not approved by our stockholders	6,676,757	(1)	$0.78	0

(1)	Includes (i) options to purchase 1,749,527 shares of common stock with a weighted average exercise price of $0.21 per share, all of which options were granted pursuant to the 2001 Stock Option Plan of Axesstel California and assumed by us in connection with the Corporate Combination Agreement between our company (then known as Miracom Industries, Inc.) and Axesstel California; (ii) options to purchase 2,010,902 shares of common stock granted pursuant to our stock option plans established by the board of directors in September 2002, March 2003 and September 2003 with a weighted average exercise price of $1.83 per share; (iii) 320,000 shares of common stock subject to warrants issued to various consultants in 2002 and 2003 with a weighted average exercise price of $2.50 per share; (iv) 200,000 shares of common stock subject to a warrant with an exercise price of $.60 per share issued to Jimmy Sung, our President and Chairman prior to our acquisition of Axesstel California, in September 2002 for services rendered; and 63,290 shares of common stock subject to warrants issued to a finder in March 2004 and August 2004 for services rendered. Also includes (i) 1,122,671 shares of common stock subject to a warrant issued to Mike HP Kwon with an exercise price of $0.07 per share, and (ii) 1,210,367 shares of common stock subject to a warrant issued to Satoru Yukie, our former Chief Executive Officer, with an exercise price of $0.07 per share, both of which warrants were assumed by our company in connection with the Corporate Combination Agreement between Miracom and Axesstel California.

REPORT OF THE AUDIT COMMITTEE

Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

The following is the report of the Audit Committee with respect to our audited financial statements for the year ended December 31, 2004.

The Audit Committee has reviewed and discussed the audited financial statements of Axesstel, Inc. with management. The Audit Committee has discussed with Gumbiner Savett Inc., our independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received written disclosures and the letter from Gumbiner Savett Inc. required by Independence Standards Board Standard No. 1, which relates to the accounting firm’s independence from our company, and has discussed with Gumbiner Savett Inc. their independence from our company.

The Audit Committee acts pursuant to the Amended and Restated Audit Committee Charter adopted by the board of directors. The Amended and Restated Audit Committee Charter is attached as Annex 1 to this Proxy Statement.

Our board has affirmatively determined that each member of the Audit Committee qualifies as an independent director under the current American Stock Exchange and SEC rules and regulations.

On March 18, 2005, our board approved an arrangement with Mr. Persson under which Mr. Persson will provide consulting services to our company for which he will receive additional compensatory fees at the rate of $4,000 per day not to exceed $60,000. These services will not be rendered in Mr. Persson’s capacity as a member of the Audit Committee, the board or any other board committee. Pursuant to SEC Rule 10A-3(b)(1) and Section 121.B(2)(a) of the listing standards of the American Stock Exchange, which we refer to as the audit committee independence rules, Mr. Persson, although found independent by our board under independence standards applicable to directors generally, will be ineligible to serve on the Audit Committee to the extent he continues to render these consulting services as of July 31, 2005, the date on which our company must be in compliance with the audit committee independence rules pursuant to SEC Rule 10A-3(a)(5)(1)(A) and Section 809(a) of the listing standards of the American Stock Exchange. Under the audit committee independence rules, no member of the Audit Committee may receive consulting, advisory or compensatory fees other than in that person’s capacity as a member of the Audit Committee, the board or any other board committee. To the extent Mr. Persson is not eligible to serve on the Audit Committee under the audit committee independence rules by July 31, 2005, he will be removed from the Audit Committee and replaced with a member of our board that satisfies those rules on or prior to July 31, 2005.

Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in our company’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

AUDIT COMMITTEE

Harry Casari (Chair)

Eric Schultz

Åke Persson

CERTAIN TRANSACTIONS

Relationship with Wistron NeWeb Corporation

We use Wistron NeWeb Corporation, which we refer to as WNC, exclusively as our contract manufacturer. During 2004, we received $52.5 million of product from WNC. During this period, we paid $38.9 million to WNC, and the amount payable at December 31, 2004 was $13.6 million. As of March 31, 2004, WNC owned 2.7% of our outstanding common stock. In addition, Mr. Haydn Hsieh, one of our directors, is also the President and Chief Executive Officer of WNC. In October 2004, WNC sold 500,000 shares of common stock to private equity funds managed by ComVentures.

Relationship with our Prior Independent Auditor

Kenny H. Lee CPA Group, Inc., which we refer to as Kenny Lee Group, acted as our independent auditor for the fiscal years ended December 31, 2001 and 2002 and from January 1, 2003 through November 3, 2003. In December 2002, our board extended an invitation to Kenny H. Lee, the Chief Executive Officer and Managing Director of Kenny Lee Group, to serve on our board. Mr. Lee declined such invitation. Mr. Lee then accepted a renewed invitation to join our board in June 2003 and served on our board from August 2003 until March 2004, during which time he also served as the chair of our audit committee. Kenny Lee Group completed its work with respect to our quarter ended June 30, 2003 shortly before Mr. Lee was formally appointed to the board. We dismissed Kenny Lee Group as our independent auditor effective as of November 3, 2003. In August 2003, we also issued 30,000 restricted shares of common stock to Mr. Lee in consideration of his services on the board, of which 10,000 shares vested in September 2003 and the remaining 20,000 shares have been cancelled as of August 31, 2004. Mr. Lee voluntarily resigned from our board in March 2004. We repurchased the 10,000 shares of our common stock owned by Mr. Lee at their fair market value of $3.15 per share on September 21, 2004, shortly before Kenny Lee Group commenced its audit work in connection with the restatement of our financial statements for the years ended December 31, 2003 and 2002, and his work in connection with a planned public offering. During the period from January 1, 2003 to December 31, 2003, Kenny Lee Group billed us for $22,060 in audit fees and $5,000 in tax fees. During the period from January 1, 2004 to December 31, 2004, we paid Kenny Lee Group $21,500 in audit fees.

Relationship with ComVentures

In October 2004, we sold 833,334 shares of our common stock to funds affiliated with ComVentures at a purchase price of $3.60 per share and, together with concurrent purchases by ComVentures of an additional 1,200,000 shares from existing stockholders, ComVentures became the beneficial owner of approximately 20% of our common stock at that time. In private placements closing in February 2005 and March 2005, we issued and sold to ComVentures an additional 770,271 shares of our common stock in the aggregate. Of the 770,271 shares purchased by ComVentures, the purchase price was $3.70 per share with respect to 270,271 shares, and $4.00 per share with respect to 500,000 shares, resulting in cash proceeds to us of approximately $3.0 million in the aggregate.

As of March 31, 2005, affiliates of ComVentures beneficially own 2,993,605 shares of our common stock, or 13.6% of our outstanding common stock.

Agreements with Officers and Directors

We have entered and expect to continue to enter into indemnification agreements with our directors and officers. Generally, these agreements attempt to provide the maximum protection permitted by law with respect to indemnification.

OTHER MATTERS

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from us by contacting the Secretary at Axesstel, Inc., 6815 Flanders Drive, Suite 210, San Diego, California 92121 or at (858) 625-2100. To provide us sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by May 26, 2005.

Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy card promptly.

By Order of the Board of Directors

Mike H.P. Kwon
Chairman of the Board

May 16, 2005

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-KSB for the year ended December 31, 2004 is enclosed. You may obtain an additional copy without charge upon written request to the Secretary, Axesstel, Inc., 6815 Flanders Drive, Suite 210, San Diego, California 92121.

ANNEX 1

AXESSTEL, INC.

BOARD OF DIRECTORS

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

(Adopted November 4, 2004)

1. STATEMENT OF POLICY

This Charter specifies the scope of the responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Axesstel, a Nevada corporation (the “Company”), and how the Committee carries out those responsibilities, including the structure, processes, and membership requirements. The primary function of the Committee is to assist the Board in fulfilling its financial oversight responsibilities by reviewing and reporting to the Board upon (i) the financial reports and other financial information provided by the Company to the committee, (ii) the company’s policies regarding finance, accounting, legal compliance and ethics that management and the Board have established, and (iii) the Company’s auditing (internal and external), accounting and financial reporting processes in general. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s financial policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;

•	Serve as an independent and objective party to monitor the Company’s policies for internal control systems;

•	Retain the independent auditors, review and appraise their independence, qualifications and performance, and approve the terms of engagement for audit service and non-audit services; and

•	Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board.

The Committee will primarily fulfill these responsibilities, and others as may be prescribed by the Board from time to time, by carrying out the activities enumerated in Section IV of this Charter. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and each such registered public accounting firm shall report directly to the Committee.

Notwithstanding the foregoing, the Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent auditors, nor can the Committee certify that the independent auditors are “independent” under applicable rules. The Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the independent auditors on the basis of information it receives, discusses with the accountants and the experience of the Committee members in business, financial and accounting matters.

2. ORGANIZATION AND MEMBERSHIP REQUIREMENTS

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall satisfy the independence standards specified in Section 121A of the AMEX Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934. This Charter shall be deemed to incorporate automatically any changes or updates to such requirements.

All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement; and at least one member must

1

have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background resulting in the individual’s financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. In addition, at least one member of the Committee must qualify as an “audit committee financial expert”, as defined by applicable rules and regulations of the Securities and Exchange Commission.

The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. The Chairman of the Committee shall be nominated by the Nominating and Corporate Governance Committee and shall be appointed by the Board of Directors.

3. MEETINGS

The Committee shall meet at least four times annually, or more frequently as conditions dictate. The Committee shall meet with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee may elect to meet with the independent auditors and management on a quarterly basis to review the Company’s financial statements consistent with Section IV.A.5. below, or more frequently as conditions dictate. Members of the Committee and the Company’s legal counsel should attend all meetings, if possible.

4. PROCESSES

To fulfill its responsibilities and duties the Committee shall:

A. Documents/Reports to Review

1. Review and reassess the charter’s adequacy periodically, as conditions dictate.

2. Review the Company’s annual audited financial statements, including a discussion of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

3. Review the regular Management Letter to management prepared by the independent auditors and management’s response.

4. Review and approve related-party transactions, after reviewing each such transaction for potential conflicts of interest or improprieties.

5. Review the interim financial statements with financial management and the independent auditors prior to the filing of the Company’s Form 10-KSBs and Form 10-Qs, including a discussion of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended. These meetings should include a discussion of the independent auditors’ judgment of the quality of the Company’s accounting and any uncorrected misstatements as a result of the auditors quarterly review.

6. Based on the review and discussions referred to in Sections IV.A.2, IV.A.5 and IV.B.2, determine whether to recommend to the Board that the company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the last fiscal year for filing with the Securities and Exchange Commission.

7. Maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record its summaries of recommendations to the Board in written form that will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented. Copies of the minutes should also be made available to the independent accountants.

8. Review the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

2

B. Independent Auditors

1. Select the independent auditors, considering independence and effectiveness.

2. Obtain from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, and actively engage in dialogue with the independent auditors with respect to (i) the matters required to be discussed by Statement on Accounting Standards No. 61, as amended; (ii) any relationships or services that may impact auditor objectivity and independence (consistent with Independence Standards Board Standard No. 1); and (iii) any potential impact on the independent auditor’s objectivity and independence.

3. Take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

4. Review and approve the scope of the independent auditor’s audit examination prior to the annual audit. Review and approve audit fees agreed to by management and the extent of non-audit services to be provided by the independent auditors, in relation to the objectivity required in the audit, specifically excluding tax planning and strategy services, which shall in no case be provided by the independent auditors.

5. Review the performances of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

6. Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements.

7. Reaffirm that the independent auditors are ultimately accountable to the Board and the Committee.

8. Pre-approve the hiring by the Company of any prospective employee that has previously been an employee of the independent auditors.

9. Obtain from the independent auditors assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

10. Pre-approve all audit and non-audit services by the Company’s independent auditors as required by Rule 2-01(c)(7) of Regulation S-X. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

C. Financial Reporting Processes

1. In consultation with the independent auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

2. Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

3. Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.

4. Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

D. Process Improvement

1. Review with management and the independent auditors any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

2. Review with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3

3. Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

4. Review with management and the independent auditors the effect on the Company’s accounting and reporting policies of any significant new pronouncements of the accounting profession and other regulatory agencies.

5. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

6. Provide oversight and review the Company’s asset management policies, including an annual review of the Company’s investment policies for cash and short-term investments.

E. Ethical and Legal Compliance

1. Review whether management has set an appropriate corporate “tone” for quality financial reporting, sound business practices and ethical behavior.

2. Review whether management has the proper review system in place to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

3. Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

4. Review with the principal executive and financial officers of the Company any report on significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

5. Establish, review and approve the procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters and recommend the adoption, as necessary, of appropriate remedial measures or actions with respect to such complaints or concerns.

6. If necessary, initiate special investigations, and if appropriate, hire special counsel or experts to assist the Committee. In this regard, and notwithstanding any limitations contained elsewhere in this Charter, the Committee shall have the authority, without the prior approval of the other members of the Board, to expend such Company resources as it deems necessary and appropriate to fulfill its responsibilities.

7. Conduct an annual Committee self-evaluation, which evaluation shall include an annual evaluation of this Charter and the presentation of a report to the Board at the Board’s annual meeting of the results of the Committee’s evaluation, including any recommendations for changes to this Charter.

8. Take any other actions consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

5. FUNDING

The Company shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the board of directors, for payment of: (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services; (2) compensation to any advisors employed by the Committee pursuant to this Charter; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

4

ANNEX 2

AXESSTEL, INC.

BOARD OF DIRECTORS

COMPENSATION COMMITTEE CHARTER

(Adopted May 13, 2004)

Organization

There shall be a committee of the Board of Directors of Axesstel, Inc. (the “Company”) to be known as the Compensation Committee (the “Committee”). The Committee shall be composed entirely of directors who are:

•	“independent,” as defined by the applicable rules and regulations of the Securities and Exchange Commission and the American Stock Exchange, and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment;

•	“non-employee directors,” as that term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended; and

•	“outside directors,” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

Unless the Board elects a Chair of the Committee, the Committee shall elect a Chair by majority vote.

Statement of Policy

The primary purposes of the Committee are to:

•	Provide assistance to the Board of Directors in fulfilling its responsibilities to the stockholders, potential stockholders, and the investment community relating to compensation of the Company’s executives.

•	Administer the Company’s equity compensation plans.

•	Report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

Except as otherwise required by applicable law, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Responsibilities

The Committee shall have the following responsibilities:

•	The Committee shall review and approve performance goals and objectives for executive officers, including the CEO.

•	The Committee shall evaluate the CEO’s performance in light of those goals and objectives, and recommend to the Board the CEO’s compensation level based on this evaluation. The CEO may not participate in these deliberations.

•	In determining the long-term incentive component of CEO compensation, the Committee should consider the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years, and other factors it considers relevant.

•	The Committee shall recommend to the Board the compensation of executive officers other than the CEO. The CEO may be present at such deliberations, but may not vote.

1

•	The Committee shall review and approve incentive-compensation plans and equity-based plans for all of the Company’s executive officers, and make recommendations to the Board for their approval as applicable.

•	The Committee shall administer and make grants under the Company’s incentive-compensation plans and equity-based plans to the extent such function is delegated to the Committee by the Board with respect to each such plan.

•	The Committee shall address any other compensation matters as from time to time directed by the Board.

•	The Committee shall report on executive compensation as required by applicable laws and regulations for inclusion in the Company’s proxy statement or other SEC filings, discussing among other things:

•	The criteria on which compensation paid to the CEO for the last completed fiscal year is based.

•	The relationship of such compensation to the Company’s performance.

•	The Committee’s executive compensation policies applicable to executive officers.

•	Whether the Company’s allowable deduction for compensation to the Company’s executive officers could be limited pursuant to Section 162(m) of the Internal Revenue Code.

•	The Committee shall annually review Board compensation and make related recommendations to the Board.

•	The Committee shall annually provide to the Board for its evaluation a report concerning the performance of the Committee.

•	The Committee shall, with the assistance of legal counsel, review and assess the adequacy of this charter annually, and present a report to the Board at the Board’s annual organizational meeting of the results of its assessment, including any recommendations for changes to this charter.

•	The Committee shall regularly address the issues of appointment and removal of members of the Committee, qualification of Committee members, and Committee structure and operation, and shall make recommendations to the Board concerning any proposed changes to Committee membership, structure, or authority.

Meetings and Voting

The Committee shall meet as often as necessary, but at least once annually. The affirmative vote of a majority of the members present at a meeting at which a quorum is present shall constitute action of the Committee.

Authority to Engage Independent Counsel and Advisors; Access

In the process of discharging its duties, if a compensation consultant is needed to assist in the evaluation of director, CEO or senior executive compensation, the Committee shall have authority to retain and terminate the consulting firm, including authority to approve the firm’s fees (which shall be paid by the Company) and other retention terms. The Committee shall also have the right to engage and determine funding for independent counsel and other advisors at the expense of the Company. The Committee may seek any information it requires from employees of the Company, all of whom shall be directed to cooperate with the Committee’s requests, and from external parties.

Compensation

Members of the Committee shall receive compensation for attending Committee meetings as defined and approved by the Board of Directors.

2

ANNEX 3

AXESSTEL, INC.

BOARD OF DIRECTORS

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

(Approved May 13, 2004)

Organization

There shall be a committee of the Board of Directors of Axesstel, Inc. (the “Company”) to be known as the Nominating and Governance Committee (the “Committee”). The Board of Directors shall appoint the members of the Committee, which will be composed of at least three directors. The Committee shall be composed entirely of directors that are independent, as defined by the applicable rules and regulations of the Securities and Exchange Commission and the American Stock Exchange, and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment. Unless the Board elects a Chair of the Committee, the Committee shall elect a Chair by majority vote.

Statement of Policy

The primary purposes of the Committee are to:

•	Identify individuals qualified to become Board members.

•	Recommend the persons to be nominated by the Board for election as directors at the annual meeting of stockholders.

•	Regularly review and advise the Board with respect to corporate governance principles and policies applicable to the Company.

•	Oversee the annual evaluation of the Board’s effectiveness.

Except as otherwise required by applicable law, regulations or listing standards, all major decisions are considered by the Board of directors as a whole.

Responsibilities

The Committee shall have the following responsibilities:

•	The Committee shall, with the assistance of legal counsel, review and assess the adequacy of this charter annually, and present a report to the Board at the Board’s annual organizational meeting of the results of its assessment, including any recommendations for changes to this charter.

•	The Committee shall regularly address the issues of appointment and removal of members of the Committee, qualification of Committee members, and Committee structure and operation, and shall make recommendations to the Board concerning any proposed changes to Committee membership, structure, or authority.

•	Except where the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Committee shall have sole responsibility and authority for selecting the persons to be nominated by the Board for election as directors at the annual meeting of stockholders, and the sole responsibility for recommending the persons to be nominated by the Board to fill any vacancies on the Board that the Board has authority to fill.

•	The Committee shall use the criteria and the principles set forth in the Company’s Board Guidelines on Significant Corporate Governance Issues (the “Governance Guidelines”) to guide its director selection process. The Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of the Governance Guidelines, with assistance of legal counsel, and recommend any proposed changes to the Board for approval.

1

•	The Committee shall conduct background checks on all director nominees and shall have the sole authority to retain and terminate any search firm to be used to identify director nominees, including sole authority to approve the search firm’s fees and other retention terms. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of any search firm engaged by the Committee.

•	The Committee shall establish and oversee a policy for considering stockholder nominees for directors, and shall develop the procedures that must be followed by stockholders in submitting recommendations.

•	The Committee shall evaluate director candidates recommended by the stockholders using the criteria and the principles for director selection set forth in the Governance Guidelines.

•	The Committee shall be responsible for recommending to the Board the Directors to be appointed to each committee. The Committee shall also monitor and recommend the functions of various committees.

•	The Committee shall establish and oversee a procedure for stockholders to communicate with the Board.

•	The Committee shall be responsible for overseeing an annual self-evaluation of the Board to determine whether it is functioning effectively. The Committee shall determine the nature of the evaluation, supervise the conduct of the evaluation and prepare an assessment of the Board’s performance, to be discussed with the Board. The Committee shall also evaluate its own performance as a committee on an annual basis and report same to the Board. The Committee shall be responsible for reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole.

•	The Committee shall consider questions of conflict of interest of board members and senior management, and, to the extent a conflict constitutes a related party transaction (as that term is defined in SEC Regulation S-K, Item 404), refer the approval of such matter to the Audit Committee of the Board of Directors.

•	The Committee shall oversee director orientation and continuing education programs, and shall also oversee director retirement policies and resignation of directors from the Board.

Meetings and Voting

The Nominating and Governance Committee shall meet as often as necessary, but at least once annually. The affirmative vote of a majority of the members present at a meeting at which a quorum is present shall constitute action of the Committee.

Authority to Engage Independent Counsel and Advisors

The Committee shall have the right to engage and determine funding for independent counsel and other advisors at the expense of the Company.

Compensation

Members of the Committee shall receive compensation for attending Committee meetings as defined and approved by the Board of Directors.

2

APPENDIX A

Proposed Amendments to Articles of Incorporation

(1) Article Fifth of our Articles of Incorporation shall be revised to read in its entirety as follows:

“FIFTH

The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this Corporation, provided that the number of directors shall not be reduced to fewer than three (3) or increased to greater than fifteen (15).”

A-1

APPENDIX B

Creation of a Classified Board

Article II, Section 2 of our Amended and Restated Bylaws shall be revised to read in its entirety as follows:

“Number, Classification, Tenure, Election and Qualifications.

(a) The number of directors which shall constitute the whole board shall be at least three (3) and at most fifteen (15), as increased or decreased from time to time by a majority vote of the Board.

(b) The Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Nominated directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors.

(c) At the annual meeting of stockholders at which the classification of the Board as specified in subsection (b) above becomes effective, Class I directors shall be separately elected for a partial term of one year, Class II directors shall be separately elected for a partial term of two years and Class III directors shall be separately elected for a partial term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

(d) Directors shall be elected at the annual meeting of the stockholders by a plurality of votes, and each director elected shall hold office until the next annual meeting of stockholders at which the term of his class expires, and until his successor is elected and qualified, or until his prior death, resignation or removal. A separate vote for the election of directors shall be held at each meeting for each class of directors having nominees for election at such meeting.

(e) Directors need not be stockholders. Each director must be a natural person at least 18 years of age.”

B-1

APPENDIX C

“Blank Check” Preferred Stock

(1) Article Fourth of our Articles of Incorporation shall be revised to read in its entirety as follows:

“FOURTH

The aggregate number of shares of stock that this Corporation shall have the authority to issue shall be SEVENTY-FIVE MILLION (75,000,000) shares, consisting of FIFTY MILLION (50,000,000) shares of common stock at $.0001 par value per share, and TWENTY-FIVE MILLION (25,000,000) shares of preferred stock (hereinafter designated “Preferred Stock”) which may be issued from time to time in one or more classes or series in the sole discretion of the Board of Directors of the Corporation, and no other class of stock shall be authorized. All of said shares may be issued by this Corporation from time to time, without prior approval by the stockholders of this Corporation, for such consideration as may be fixed from time to time by the Board of Directors.

The Board of Directors of this Corporation is hereby vested with the authority and sole discretion from time to time to prescribe, pursuant to resolutions to be filed with the Secretary of State of the State of Nevada, the classes, series and number of each class or series of Preferred Stock, and the designations and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, for each such class or series of Preferred Stock, including without limitation the authority and discretion to prescribe the par value, dividend rights, dividend rate, conversion rights, voting rights, exchange rights, rights and terms of redemption (including without limitation sinking fund provisions), redemption price or prices and liquidation preference. The Board of Directors is further vested with the authority and sole discretion from time to time to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of any such class or series, the number of which was prescribed by it, subsequent to the issue of shares of such class or series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the resolution of the Board of Directors originally prescribing the number of shares of such class or series. In case the number of shares of any such class or series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolutions originally prescribing the number of shares of such class or series. All shares of any one such class or series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or Chapter 78 of the Nevada Revised Statutes. Shares of Preferred Stock of any class or series shall only be entitled to such vote as is determined by the Board of Directors in the resolutions prescribing such class or series of such stock, except as required by law, in which case each share of such class or series shall be entitled to one vote.”

(2) A new Article Fourteenth shall be added to our Articles of Incorporation to read in its entirety as follows:

“FOURTEENTH

If at any time provisions of these Articles of Incorporation or the bylaws of this Corporation shall provide for the classification of the directors of this Corporation as to their election by one or more authorized classes or series of shares, a director elected pursuant thereto may be removed from office only by a vote of the classes or series of shares which elected such director (or, if no shares of such classes or series remain outstanding, by a vote of the shares of common stock), irrespective of the modification or repeal of such provisions subsequent to the election of such director.”

C-1

APPENDIX D

Elimination of Stockholders’ Ability to Take Action by Written Consent

Article I, Section 7 of our Amended and Restated Bylaws shall be revised to read in its entirety as follows:

“Action Without Meeting. Unless expressly permitted by the Articles of Incorporation, the stockholders of the Corporation may not take any action required or permitted to be taken by a consent in writing in lieu of a meeting.”

D-1

APPENDIX E

Elimination of Stockholders’ Ability to Call Special Meetings

Article I, Section 2 of our Amended and Restated Bylaws shall be revised to read in its entirety as follows:

“Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or the Secretary or by resolution of the Board of Directors. Such request shall state the purpose of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the business properly brought before the meeting, as provided in Section 8 of this Article I.”

E-1

APPENDIX F

Proposed Amendments to Articles of Incorporation

Our Articles of Incorporation shall be amended and restated to read in their entirety as follows, except as follows:

•	Article Sixth, which as shown below consists of the current Article Fourth of our Articles of Incorporation or alternatively, if Proposal Four is approved, the proposed Article Fourth in Appendix C to the Proxy Statement;

•	Article Ninth. which as shown below is RESERVED or alternatively, if Proposal Four is approved, the proposed Article Fourteenth in Appendix C to the Proxy Statement; and

•	Article Tenth, which as shown below consists of the current Article Fifth of our Articles of Incorporation or alternatively, if Proposal One is approved, the proposed Article Fifth in Appendix A to the Proxy Statement:

“FIRST

The name of the corporation (hereinafter called this “Corporation”) is AXESSTEL, INC.

SECOND

The name of this Corporation’s resident agent is [CURRENT AGENT’S NAME]. The street address of said resident agent where process may be served upon this Corporation, and the mailing address of said resident agent, is [CURRENT AGENT’S ADDRESS].

THIRD

This Corporation may maintain an office or offices, and may keep its books (subject to any provision contained in the Nevada Revised Statutes), in such place or places within or without the State of Nevada as may from time to time be designated by the Board of Directors, or by the bylaws, of this Corporation.

FOURTH

This Corporation may conduct all corporation business of every kind and nature, including without limitation the holding of all meetings of directors and stockholders, within or without the State of Nevada.

FIFTH

The purpose and objects for which this Corporation is formed are to engage in and carry on any lawful activity, business or trade, and any activities necessary, convenient or desirable to accomplish such purposes, not forbidden by law or by these Articles of Incorporation. This Corporation shall have such rights, privileges and powers as may be conferred by Chapter 78 of the Nevada Revised Statutes, or as may be conferred upon corporations by any other existing law.

SIXTH

[ That the total number of common stock authorized that may be issued by the Corporation is FIFTY MILLION (50,000,000) shares of stock at $.0001 par value per share and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

OR, IF PROPOSAL FOUR IS APPROVED,

The aggregate number of shares of stock that this Corporation shall have the authority to issue shall be SEVENTY-FIVE MILLION (75,000,000) shares, consisting of FIFTY MILLION (50,000,000) shares of common stock at $.0001 par value per share, and TWENTY-FIVE MILLION (25,000,000) shares of preferred stock (hereinafter designated “Preferred Stock”) which may be issued from time to time in one or more classes or series in the sole discretion of the Board of Directors of the Corporation, and no other class of stock shall be authorized. All of said shares may be issued by this Corporation from time to time, without prior approval by the stockholders of this Corporation, for such consideration as may be fixed from time to time by the Board of Directors.

The Board of Directors of this Corporation is hereby vested with the authority and sole discretion from time to time to prescribe, pursuant to resolutions to be filed with the Secretary of State of the State of Nevada, the classes, series and number of each class or series of Preferred Stock, and the designations and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, for each such class or series of Preferred Stock, including without limitation the authority and discretion to prescribe the par value, dividend rights, dividend rate, conversion rights, voting rights, exchange rights, rights and terms of redemption (including without limitation sinking fund provisions), redemption price or prices and liquidation preference. The Board of Directors is further vested with the authority and sole discretion from time to time to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of any such class or series, the number of which was prescribed by it, subsequent to the issue of shares of such class or series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the resolution of the Board of Directors originally prescribing the number of shares of such class or series. In case the number of shares of any such class or series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolutions originally prescribing the number of shares of such class or series. All shares of any one such class or series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or Chapter 78 of the Nevada Revised Statutes. Shares of Preferred Stock of any class or series shall only be entitled to such vote as is determined by the Board of Directors in the resolutions prescribing such class or series of such stock, except as required by law, in which case each share of such class or series shall be entitled to one vote. ]

SEVENTH

The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment, whether to pay the debts of this Corporation or otherwise.

EIGHTH

No stockholder shall be entitled as a matter of right to subscribe for or receive, or have any preemptive or preferential right to acquire, additional shares of any class or series of stock of this Corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

NINTH

[ RESERVED.

OR, IF PROPOSAL FOUR IS APPROVED,

If at any time provisions of these Articles of Incorporation or the bylaws of this Corporation shall provide for the classification of the directors of this Corporation as to their election by one or more authorized classes or series of shares, a director elected pursuant thereto may be removed from office only by a vote of the classes or series of shares which elected such director (or, if no shares of such classes or series remain outstanding, by a vote of the shares of common stock), irrespective of the modification or repeal of such provisions subsequent to the election of such director. ]

TENTH

[ The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

OR, IF PROPOSAL ONE IS APPROVED,

The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this Corporation, provided that the number of directors shall not be reduced to fewer than three (3) or increased to greater than fifteen (15). ]

ELEVENTH

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of this Corporation is expressly authorized:

(A) Unless prohibited in the bylaws, if any, adopted by the stockholders of this Corporation, to make, alter or amend the bylaws of this Corporation, including without limitation any bylaws adopted by said stockholders.

(B) To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

(C) By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one (1) or more of the directors of this Corporation, which, to the extent provided in the resolution, or in the bylaws of this Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of this Corporation. Such committee or committees shall have such name or names as may be stated in the bylaws of this Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

(D) When and as authorized by the affirmative vote of stockholders representing a majority of the voting power of each series or class of issued and outstanding stock entitled to vote thereon at a stockholders meeting called for that purpose, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of this Corporation, including without limitation its good will and its corporate franchises, upon such terms and conditions as the Board of Directors deems expedient and for the best interests of this Corporation.

TWELFTH

No director or officer of this Corporation shall be personally liable to this Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Any repeal or modification of this Article Twelfth by the stockholders of this Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of this Corporation for acts or omissions occurring prior to such repeal or modification.

THIRTEENTH

This Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by these Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

FOURTEENTH

This Corporation is to have perpetual existence, unless dissolved according to law.”

The Board of Directors Recommends a Vote for Proposal One.

PROPOSAL ONE: To approve an amendment to our bylaws to provide for the classification of our board of directors into three classes of directors with staggered three-year terms of office and an amendment to our articles of incorporation to set the minimum number of directors of the board at three and the maximum number at fifteen.

FOR

AGAINST

ABSTAIN

The Board of Directors Recommends a Vote for the Nominees for Directors Listed Below

PROPOSAL TWO: To elect the below-named nine nominees to our board of directors to serve for terms of one, two or three years for Class I, Class II and Class III nominees, respectively, if Proposal One is approved, or to elect all of the below-named nine nominees to our board of directors to serve for a term of one year, if Proposal One is not approved.

FOR all nominees listed below (except as marked to the contrary below).

WITHHOLD AUTHORITY to vote for all nominees listed below.

AXESSTEL, INC.

THIS PROXY RELATES TO AN ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD

JUNE 16, 2005

The undersigned hereby appoints MIKE H.P. KWON and HELEN CHAO or either of them, with full power of substitution, as attorneys and proxies to vote all shares of Common Stock of Axesstel, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of AXESSTEL, INC. (the “Company”) to be held at 8 a.m. (local time) in the Coronado Room of the San Diego Marriott (Del Mar) Hotel, 11966 El Camino Real, San Diego, CA 92130 on June 16, 2005 and any postponements, continuations and adjournments thereof, with all powers which the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal two and for Proposals one, Three, four, five, six and seven, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

There are two ways to vote your proxy:

1. VOTE BY INTERNET

Voting by Internet is fast, convenient and your vote is immediately confirmed and posted. Follow these four easy steps:

Read the accompanying Proxy Statement and Proxy Form.

Go to the Website, www.transferonline.com.

Enter your Voter Authorization Code located on your Proxy Form above your name.

Follow the instructions provided.

2. VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Axesstel, Inc., c/o Transfer Online, Inc., 317 SW Alder, 2nd Floor, Portland, OR 97204.

If you vote by Internet, please do not mail your Proxy Card.

Nominees:

Class I*: Jai Bhagat, Lixin Cheng and Seung Taik Yang

Class II*: Haydn Hsieh, David Morash and Eric Schultz

Class III*: Harry Casari, Mike H.P. Kwon and Åke Persson * Only applicable if Proposal One is approved.

To withhold authority to vote for any nominee(s) write such nominee(s)’ name(s) below:

The Board of Directors Recommends a Vote for Proposals Three, Four, Five, Six and Seven.

PROPOSAL THREE: To ratify the selection of Gumbiner Savett Inc. as independent registered public accounting firm of the Company for the year ending December 31, 2005.

FOR

AGAINST

ABSTAIN

PROPOSAL FOUR: To amend our articles of incorporation to increase the authorized shares of capital stock from 50,000,000 shares to 75,000,000 shares, and authorize the issuance of up to 25,000,000 shares of “blank check” preferred stock.

FOR

AGAINST

ABSTAIN

PROPOSAL FIVE: To approve an amendment to our bylaws to eliminate actions by written consent of the stockholders.

FOR

AGAINST

ABSTAIN

PROPOSAL SIX: To approve an amendment to our bylaws to provide that special meetings of the stockholders may be called only by our Chief Executive Officer, President or Secretary or by resolution of our board of directors.

FOR

AGAINST

ABSTAIN

PROPOSAL SEVEN: To amend and restate our articles of incorporation to make certain non-substantive changes and clarifications.

FOR

AGAINST

ABSTAIN

(Continued and to be signed on the other side)

(Continued from other side)

This proxy has been solicited by or for the benefit of the board of directors of the Company. I understand that I may revoke this proxy only by written instructions to that effect, signed and dated by me, which must be actually received by the Company prior to commencement of the Annual Meeting.

DATED: , 2005

Signature

Print Name

IF THE STOCK IS HELD JOINTLY, BOTH OWNERS MUST SIGN

Signature

Print Name

(Please date and sign exactly as name or names appear on your stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full the corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person. IF THE STOCK IS HELD JOINTLY, BOTH OWNERS MUST SIGN.)

I will be attending the meeting